UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MASIMO CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

MASIMO CORPORATION

40 Parker

Irvine, California 92618

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 2, 2010

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Masimo Corporation, a Delaware corporation (the “Company”), or any adjournment or postponement thereof. The meeting will be held on Wednesday, June 2, 2010, at 10:00 a.m. local time at the principal executive offices of the Company at 40 Parker, Irvine, California 92618, for the following purposes:

1.	To elect the following nominees as Class III directors to serve until our 2013 annual meeting of stockholders: Mr. Joe Kiani and Mr. Jack Lasersohn.

2.	To ratify the selection by the Audit Committee of the Board of Directors of Grant Thornton LLP as our independent auditors for our fiscal year ending January 1, 2011.

3.	To conduct any other business properly brought before the Annual Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 15, 2010. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment or postponement thereof. This notice is being mailed to all stockholders of record entitled to vote at the Annual Meeting on or about April 23, 2010.

By Order of the Board of Directors

Joe Kiani Chairman & Chief Executive Officer

Irvine, California

April 22, 2010

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY OR SUBMIT YOUR PROXY THROUGH THE INTERNET OR BY TELEPHONE AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR YOUR CONVENIENCE IF YOU CHOOSE TO SUBMIT YOUR PROXY BY MAIL. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER.

MASIMO CORPORATION

40 Parker

Irvine, CA 92618

PROXY STATEMENT

FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 2, 2010

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this Proxy Statement and the enclosed proxy card because the Board of Directors (the “Board”) of Masimo Corporation (sometimes referred to as “we”, “Masimo” or the “Company”) is soliciting your proxy to vote at the 2010 Annual Meeting of Stockholders, or any adjournment or postponement thereof (the “Annual Meeting”). You are invited to attend the Annual Meeting and we request that you vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card or submit your proxy through the Internet or by telephone according to the instructions contained in the enclosed proxy card.

We intend to mail this Proxy Statement and the accompanying proxy card on or about April 23, 2010 to all stockholders of record entitled to vote at the Annual Meeting.

When and where will the Annual Meeting be held?

The Annual Meeting will be held on June 2, 2010, at 10:00 a.m. Pacific Time at our offices located at 40 Parker, Irvine, California 92618. A map and directions are set forth on the back of this Proxy Statement.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 15, 2010 will be entitled to vote at the Annual Meeting. At the close of business on this record date, there were 58,780,431 shares of common stock outstanding and entitled to vote and no shares of preferred stock outstanding or entitled to vote. The holders of common stock will have one vote for each share of common stock they owned as of the close of business on April 15, 2010.

Stockholder of Record: Shares Registered in Your Name

If at the close of business on April 15, 2010 your shares of common stock were registered directly in your name with our transfer agent, Computershare, Inc., then you are a stockholder of record of these shares. As a stockholder of record, you may vote either in person at the Annual Meeting or by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to complete and return the enclosed proxy card or submit your proxy through the Internet or by telephone by following the instructions provided in the proxy card to ensure that your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If at the close of business on April 15, 2010 your shares of common stock were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. Certain of these institutions offer the ability to direct your agent how to vote through the Internet or by telephone. You are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy issued in your name from your broker, bank or other agent considered the stockholder of record of the shares.

What am I voting on?

There are two matters scheduled for a vote at the Annual Meeting:

•	Election of two Class III nominees for director to serve until our 2013 annual meeting of stockholders or until their successors are duly elected and qualified; and

•	Ratification of the selection by the Audit Committee of our Board of Directors of Grant Thornton LLP as our independent auditors for our fiscal year ending January 1, 2011.

Will there be any other items of business on the agenda?

Aside from the election of directors and ratification of the selection of the independent registered public accounting firm, the Board knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board will be voted with respect thereto in accordance with the judgment of the persons named as attorneys-in-fact in the proxies.

What is the Masimo Board’s voting recommendation?

Masimo’s Board recommends that you vote your shares “For” both of the nominees to the Board, and “For” the ratification of the Audit Committee’s selection of Grant Thornton LLP as Masimo’s independent registered public accounting firm.

How do I vote?

For the election of our Class III directors, you may either vote “For” both nominees to the Board or you may “Withhold” your vote for any nominee you specify. For the ratification of the selection of our independent auditors, you may vote “For” or “Against” or abstain from voting. The procedures for voting are described below, based upon your form of ownership.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting. We will give you a ballot when you arrive.

If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy. You may vote by proxy using the enclosed proxy card, vote by proxy on the Internet or vote by proxy over the telephone. The procedures for voting by proxy are as follows:

•	To vote by proxy using the enclosed proxy card, complete, sign and date your proxy card and return it promptly in the envelope provided.

•	To vote by proxy on the Internet, go to www.investorvote.com/MASI and follow the instructions set forth on the Internet site.

•	To vote by proxy over the telephone, dial the toll-free phone number listed on your proxy card under the heading “Vote by telephone” using a touch-tone phone and follow the recorded instructions.

If you vote by proxy, your vote must be received by 1:00 a.m. Central Time on June 2, 2010, to be counted.

We provide Internet and telephone proxy voting with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet and telephone access, such as usage charges from Internet access providers and telephone companies.

Beneficial Owner: Shares Registered in the Name of Your Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Masimo. To ensure that your vote is counted, simply complete and mail the proxy card or, if provided by your agent, follow the instructions for submitting your proxy through the Internet or by phone. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent in whose name the shares are registered. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

How do I vote my Masimo shares held through the Masimo Retirement Savings Plan?

If you hold shares of Masimo common stock through the Masimo Retirement Savings Plan (the “Savings Plan”) as of the record date, your proxy will also serve as a voting instruction for Principal Financial Group (“Principal”), which serves as the administrator of the Savings Plan, with respect to shares of Masimo common stock that you hold through the Savings Plan. You should sign the proxy card and return it in the enclosed envelope, or you may submit your proxy over the Internet or by telephone by following the instructions on the enclosed card. We will notify Principal of the manner in which you have directed your Savings Plan shares to be voted. Principal will vote your Savings Plan shares as of the record date in the manner that you direct. If we do not receive your voting instructions from you by May 28, 2010, Principal will vote your Savings Plan shares as of the record date in the same manner, proportionally, as it votes the other shares of common stock for which proper and timely voting instructions of other Savings Plan participants have been received by Principal.

How many votes do I have?

On each matter to be voted upon, holders of common stock will have one vote for each share of common stock they owned as of the close of business on April 15, 2010, the record date for the Annual Meeting.

Will my vote be kept confidential?

Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy. This information will not be disclosed, except as required by law.

Who is paying for this proxy solicitation?

We will bear the cost of soliciting proxies for the Annual Meeting. We will ask banks, brokerage houses, fiduciaries and custodians holding shares of Masimo common stock in their names for others to send proxy materials to and obtain proxies from the beneficial owners of such shares, and we will reimburse them for their reasonable expenses in doing so. In addition, we may retain Georgeson Inc. to act as a proxy solicitor in conjunction with the Annual Meeting. If we retain Georgeson, we will agree to pay the firm a fee not to exceed $10,000, plus reasonable expenses, costs and disbursements for proxy solicitation services. We and our directors, officers and regular employees may supplement the proxy solicitor’s solicitation of proxies by mail, personally, by telephone or by other appropriate means. No additional compensation will be paid to directors, officers or other regular employees for such services.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are a stockholder of record, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed and executed proxy card with a later date;

•	You may submit a new proxy through the Internet or by telephone (1-800-652-VOTE) (your latest Internet or telephone instructions submitted prior to the deadline will be followed);

•	You may send a written notice that you are revoking your proxy to our Corporate Secretary, c/o Masimo Corporation, 40 Parker, Irvine, California 92618; or

•	You may attend the Annual Meeting and vote in person. However, simply attending the Annual Meeting will not, by itself, revoke your proxy.

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the voting instructions from that organization included with these proxy materials, or contact that organization to determine how you may revoke your proxy.

Votes will be counted by the inspector of election appointed for the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and return a proxy card but do not provide specific voting instructions, your shares will be voted on the proposals as follows:

•	“For” the election of the two Class III director nominees; and

•	“For” the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending January 1, 2011.

If other matters properly come before the Annual Meeting and you do not provide specific voting instructions, your shares will be voted in the discretion of the proxies.

If you vote to “Abstain” on the proposal to ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending January 1, 2011 or on any other matter that properly comes before the Annual Meeting, your shares will be counted as present for the purpose of determining a quorum. A vote to “Abstain” on these proposals will not be considered shares voting or votes cast with respect to any matter presented at the Annual Meeting. As a result, abstentions will not have any affect on the proposals presented at the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of Your Broker, Bank or Other Agent

If your shares are held in street name and you do not instruct your broker on how to vote your shares, your brokerage firm, in its discretion, may either leave your shares unvoted or vote your shares on routine matters. The election of directors should be considered a non-routine matter. Consequently, without your voting instructions, your brokerage firm cannot vote your shares on this proposal. These unvoted shares, called “broker non-votes,” refer to: (i) shares held by brokers who have not received voting instructions from their clients and who do not have discretionary authority to vote on non-routine matters, or (ii) shares for which the broker did not exercise discretionary authority to vote on a particular matter. The proposal to ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending January 1, 2011 should be considered a routine matter. Therefore, your broker will be able to vote on this proposal even if it does not receive instructions from you, so long as it holds your shares in its name. To the extent your brokerage firm votes your shares on your behalf on this proposal, your shares also will be counted as present for the purpose of determining a quorum. A broker non-vote will not be considered shares voting or as votes cast with respect to any matter presented at the Annual Meeting. As a result, a broker non-vote will not have any affect on the proposals presented at the Annual Meeting.

How many votes are needed to approve each proposal?

•

For the election of Class III nominees for director, Proposal No. 1, the two nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Only votes “For” will affect the outcome. Abstentions and broker non-votes will have no effect on the outcome of this Proposal No. 1.

•

To be approved, Proposal No. 2, the ratification of the selection of Grant Thornton LLP as our independent auditors for our fiscal year ending January 1, 2011, must receive a “For” vote from a majority of the shares present and voting, either in person or by proxy (which shares voting affirmatively also must constitute at least a majority of the required quorum). Abstentions and broker non-votes are not considered as shares voting or as votes cast and therefore will have no effect on the vote for this Proposal No. 2.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of our outstanding shares of common stock are represented by votes at the Annual Meeting or by proxy. At the close of business on April 15, 2010, the record date for the Annual Meeting, there were 58,780,431 shares of common stock outstanding. Thus, a total of 58,780,431 shares are entitled to vote at the Annual Meeting and holders of common stock representing at least 29,390,216 votes must be represented at the Annual Meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote in person at the Annual Meeting. Votes withheld from a director nominee and abstentions will be counted towards the quorum requirement. In addition, because brokers, banks, and other agents for shares held in street name have discretionary authority to vote on the ratification of the selection of Grant Thornton LLP as our independent auditors for our fiscal year ending January 1, 2011, broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the meeting or a majority of the shares present at the Annual Meeting may adjourn the Annual Meeting to another date.

Who will count the votes?

The votes will be counted, tabulated and certified by Computershare, Inc., Masimo’s transfer agent and registrar.

I also have received a copy of Masimo Corporation’s Annual Report on Form 10-K. Is that a part of the proxy materials?

Our Annual Report on Form 10-K for the fiscal year ended January 2, 2010, as filed with the Securities and Exchange Commission (the “SEC”) on February 17, 2010, accompanies this Proxy Statement. This document constitutes our Annual Report to Stockholders, and is being made available to all stockholders entitled to receive notice of and to vote at the Annual Meeting. Except as otherwise stated, the Annual Report on Form 10-K is not incorporated into this Proxy Statement and should not be considered proxy solicitation material.

How can I find out the results of the voting at the Annual Meeting?

Voting results are expected to be announced at the Annual Meeting and will also be disclosed in a Current Report on Form 8-K (the “Form 8-K”) that we will file with the SEC within four business days of the date of the Annual Meeting. In the event the results disclosed in our Form 8-K are preliminary, we will subsequently amend the Form 8-K to report the final voting results within four business days of the date that such results are known.

When are stockholder proposals due for next year’s annual meeting of stockholders?

Stockholders may submit proposals on matters appropriate for stockholder action at the next annual meeting of the Company’s stockholders consistent with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be considered for inclusion in proxy materials for our 2011 Annual Meeting of Stockholders, a stockholder proposal must be submitted in writing no later than December 24, 2010 to our Corporate Secretary at 40 Parker, Irvine, California 92618. If you wish to submit a proposal that is not to be included in the proxy materials for our 2011 Annual Meeting of Stockholders, your proposal generally must be submitted in writing to the same address no later than March 9, 2011, but no earlier than February 7, 2011. Please review our bylaws, which contain additional requirements regarding advance notice of stockholder proposals. You may view our bylaws by visiting the SEC’s Internet website at www.sec.gov.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Overview

Masimo’s Board of Directors presently has six members and is divided into three classes, designated Class I, Class II and Class III. Each class consists of two directors and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors in office (even though the remaining directors may constitute less than a quorum). A director elected by our Board of Directors to fill a vacancy in a Class, including a vacancy created by an increase in the number of directors, shall serve for the remainder of the full term of that Class and until the director’s successor is elected and qualified or until the director’s earlier death, resignation or removal.

The term of office of the two Class III directors expires in 2010. Each of the nominees listed below is currently a director of Masimo. If elected at the Annual Meeting, each of these nominees would serve until the 2013 annual meeting of stockholders and until his successor is elected and qualified or, if sooner, until the director’s death, resignation or removal. It is Masimo’s policy to invite directors and nominees for director to attend the Annual Meeting either in person, by telephone or by webcast.

Directors are elected by a plurality of the votes present at the Annual Meeting or by proxy and entitled to vote at the Annual Meeting. The two nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. If no contrary indication is made, shares represented by executed proxies will be voted “For” the election of the two nominees named below or, if either nominee becomes unavailable for election as a result of an unexpected occurrence, “For” the election of a substitute nominee designated by our Board of Directors. Each nominee has agreed to serve as a director if elected and we have no reason to believe that any nominee will be unable to serve.

There are no family relationships between or among any of our officers or directors.

Nominees

The following sets forth the names and ages (as of February 28, 2010) of the nominees for director and each director whose term will continue after the Annual Meeting, and certain other information about them.

Nominees for Election for a Three-year Term Expiring at the 2013 Annual Meeting of Stockholders

Joe Kiani, age 45, is the founder of Masimo and has served as Chief Executive Officer and Chairman of the Board since our inception in 1989. He is an inventor on more than 50 patents related to signal processing, sensors and patient monitoring, including patents for the invention of measure-through motion and low-perfusion pulse oximetry. Prior to founding Masimo, Mr. Kiani served as Regional Technical Manager for Anthem Electronics, Inc., a distributor of semiconductor and subsystem products, and as Field Applications Engineer for Bell Industries, Inc., which distributes advanced semiconductor components. He also previously served as Product Engineer at Unisys Corporation, a computer manufacturer. Mr. Kiani is currently on the Board of Directors of Saba Software, Inc., a publicly-traded software company focused on human capital development and management solutions, and chairman of the Medical Device Manufacturers Association (MDMA). Mr. Kiani holds a B.S.E.E. and an M.S.E.E. from San Diego State University. As our founder and CEO, Mr. Kiani has the deepest understanding of Masimo and our technology, as well as broad experience in a wide range of functional areas, including strategic planning, strategic investments, engineering and development, legal and governmental affairs.

Jack Lasersohn, age 56, has served as a member of our board of directors since January 1995. Mr. Lasersohn has been a general partner, or a principal of the general partner, of The Vertical Group, L.P., a private venture capital firm that is focused on the fields of medical technology and biotechnology. He has over 25 years of experience in health care venture capital investments. Prior to joining The Vertical Group’s predecessor, F. Eberstadt, in 1981, Mr. Lasersohn was a corporate attorney with Cravath, Swaine & Moore LLP. From June 2007 to September 2009, he served as a director of ALUS Liquidation Corp., formerly known as Alsius Corporation, a medical device company that was publicly-traded until May 2009. In addition, Mr. Lasersohn served as a director of Metabolix Inc., a publicly-traded biotechnology company, from December 1999 to May 2008. He also serves on the boards of a number of private medical device and biotechnology companies. Mr. Lasersohn is the past Chairman of the Medical Industry Group of the National Venture Capital Association (“NVCA”) and currently serves on the Board of Directors of the NVCA. Mr. Lasersohn holds a B.S. in Physics from Tufts University, an M.A. from The Fletcher School of Law and Diplomacy, and a J.D. from Yale Law School. The totality of his professional experience, together with his other board service has provided him with the background and experience of board processes, function, compensation practices and oversight of management which is valuable to the Board, the Compensation Committee and in his role as Chairperson of the Nominating and Corporate Governance Committee.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR THE ELECTION OF EACH NOMINEE NAMED ABOVE.

Directors Continuing in Office Until the 2011 Annual Meeting of Stockholders

Steven J. Barker, M.D., Ph.D., age 65, has served as a member of our Board since October 2005. Dr. Barker has served as the Professor and Head of Anesthesiology, University of Arizona College of Medicine since October 1995. From August 1990 to October 1995, Dr. Barker served as Chairman of Anesthesiology at the University of California, Irvine. He also holds a joint appointment as Professor of Mechanical and Aerospace Engineering. Dr. Barker is an oral examiner for the American Board of Anesthesiology, and is the Section Editor for Technology, Computing, and Simulation in the journal of Anesthesia and Analgesia. He also holds a B.S. in Physics and an M.S. and a Ph.D. in Mechanical Engineering from the California Institute of Technology and an M.D. from the University of Miami. Our Nominating and Corporate Governance Committee believes Dr. Barker’s academic and medical background provide the Board with a critical perspective regarding Masimo’s products, technologies and prospects.

Sanford Fitch, age 69, has served as a member of our Board since November 2006. Mr. Fitch was a director and the chair of the audit committee of Fox Hollow Technologies Inc., a medical device company, from August 2004 until the company was acquired by ev3 Inc. in October 2007. From March 2001 to December 2002, Mr. Fitch served as Vice President of Finance and Chief Financial Officer of Alvesta, a fiber optic component manufacturing company. From March 2000 to December 2000, Mr. Fitch served as Senior Vice President of Finance and Chief Financial Officer of Cruel World, an internet-based recruiting company. From December 1994 to November 1998, Mr. Fitch served as Senior Vice President of Finance and Operations and Chief Financial Officer of Conceptus, a manufacturer of contraceptive medical devices. From January 1991 to February 1994, he served as Vice President of Finance and Administration and Chief Financial Officer at SanDisk, a manufacturer of flash memory products. Mr. Fitch currently serves on the board of directors of IRIDEX, a publicly-traded manufacturer of medical laser systems. Mr. Fitch holds a B.S. in Chemistry and an M.B.A. from Stanford University. Our Nominating and Corporate Governance Committee finds Mr. Fitch’s financial background to be extremely helpful to the Board and suited to his role as Chairperson of our Audit Committee. Mr. Fitch brings to us previous experience as a Chief Financial Officer for multiple companies, and audit committee chairperson of a public company, uniquely qualifying him to serve as our Audit Committee Chairperson.

Directors Continuing in Office Until the 2012 Annual Meeting of Stockholders

Edward L. Cahill, age 56, has served as a member of our Board since January 1999. Mr. Cahill has served as Managing Partner of HLM Venture Partners, a venture capital firm that invests primarily in emerging companies focused on health care information technology, health care services and medical technology, since May 2000. From June 1995 to May 2000, Mr. Cahill served as a founding partner of Cahill, Warnock & Company (now Camden Partners), a Baltimore venture capital firm. Previously, Mr. Cahill was a Managing Director of Alex, Brown & Sons, an investment services brokerage, where he headed the firm’s health care group from January 1986 through March 1995. Mr. Cahill is also a director of several private health care companies and serves as a trustee of Johns Hopkins Medicine, Johns Hopkins Health System and Mercy Health Services. Mr. Cahill holds an A.B. in American Civilization from Williams College and a Master of Public and Private Management degree from Yale University. Our Nominating and Corporate Governance Committee believes Mr. Cahill’s diverse board and management experience provides him with key skills in working with directors, understanding board process and functions and working with financial statements, all of which qualify him for our Audit Committee and our Nominating and Corporate Governance Committee.

Robert Coleman, Ph.D., age 64, has served as a member of our Board since February 1997. Since October 1997, Dr. Coleman has served as Chairman of WaveSense, a developer of analytical nanotechnologies for use in cellular and molecular assay markets. He has also served as a board member of SensAble Technologies, a developer of 3D touch-enabled (force feedback) solutions and technology, since April 1996 and as a board member of IntelliDX Inc., a developer of automated bedside blood analyzers, from August 2008 to January 2010. Dr. Coleman was a member of the board of directors of VivoMedical Inc., an early-stage medical device company that develops non-invasive glucose monitors, from October 2006 to February 2009. Dr. Coleman was President and CEO of MediSense, Inc., a manufacturer of blood glucose self-testing devices, from 1991 to May 1996, and President of MediSense, Inc., an Abbott Laboratories Company, from June 1996 to December 1996. He co-founded Nova Biomedical Corporation, a manufacturer of clinical laboratory equipment, and served as its President and CEO from April 1976 to August 1991. Dr. Coleman holds a B.S. in Chemistry from Morehead State University and a Ph.D. in Analytical Chemistry from the University of Tennessee. Our Nominating and Corporate Governance Committee believes Dr. Coleman’s diverse and far-ranging executive and operational experience as a chief executive officer of multiple companies, including his deep understanding of compensation practices, well prepares and qualifies him to serve as a member of our Audit Committee and as the Chairperson of our Compensation Committee.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

General

This section describes key corporate governance guidelines and practices that we have adopted. Complete copies of our Corporate Governance Guidelines, the charters of the committees of our Board of Directors and our Code of Business Conduct and Ethics described below may be viewed on our Internet website at http://ir.masimo.com under “Corporate Governance.” Alternately, you can request a copy of any of these documents free of charge by writing to our Corporate Secretary, c/o Masimo Corporation, 40 Parker, Irvine, California 92618.

Corporate Governance Guidelines

Our Board of Directors has adopted corporate governance guidelines to assist the Board in the exercise of its duties and responsibilities and to serve the best interests of Masimo and our stockholders. These guidelines, which provide a framework for the conduct of the Board’s business, provide that:

•	except with respect to matters reserved to our stockholders, our Board of Directors, which selects our senior management team, is our ultimate decision-making body;

•	the primary responsibilities of our Board are oversight, counseling and direction to management of Masimo for the benefit of Masimo and our stockholders;

•	it is our policy that except in unusual circumstances, the positions of the Chairman of our Board and our Chief Executive Officer be held by the same person;

•	a majority of the members of our Board shall be independent directors;

•	ordinarily, directors should not serve on more than four boards of publicly-traded companies, including our Board;

•	our Board and our Board committees have full and free access to management and, as necessary and appropriate, independent advisors;

•	the independent directors meet regularly in executive session;

•	on an annual basis, our Board and each of its committees will conduct a self-evaluation to determine whether they are functioning effectively; and

•

members of our Board shall regularly review developments in the areas of corporate governance and board service, hold periodic meetings with key members of our management and, as deemed appropriate, make visits to our key facilities.

Independence of the Board of Directors

Our Board has the responsibility for establishing corporate policies and for the overall performance of the Company, although it is not involved in day-to-day operations. As required under the marketplace rules of the Nasdaq Stock Market, LLC (“Nasdaq”), a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by our Board. Our Board consults with our counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in applicable Nasdaq rules, as in effect from time to time. Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his family members, and Masimo, our senior management and our independent auditors, our Board has determined that all of our directors other than Mr. Kiani are independent, as defined in Nasdaq Listing Rule 5605(a)(2).

Board Leadership Structure

Our Board believes that our Chief Executive Officer is best situated to serve as Chairman because he is the director that is most familiar with our business and industry, possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing us and is therefore best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters. Our independent directors bring experience, oversight and expertise from outside the company and industry, while the Chief Executive Officer brings company-specific experience and expertise. The Board believes that the combined role of Chairman and Chief Executive Officer facilitates information flow between management and the Board, which are essential to effective governance.

Board’s Role in Risk Oversight

Our Board has an active role, as a whole and also at the committee level, in overseeing management of our risks. The Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our Audit Committee oversees management of financial risks. Our Nominating and Corporate Governance Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest and oversees management of risks associated with environmental, health and safety concerns. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board of Directors is informed about such risks by the committees.

Information Regarding the Board of Directors

We are committed to maintaining the highest standards of business conduct and ethics. Our Board has adopted Corporate Governance Guidelines to assure that our Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices our Board will follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning and board committees and compensation. Our Board adopted the Corporate Governance Guidelines to, among other things, reflect changes to the Nasdaq listing standards and SEC rules adopted to implement provisions of the Sarbanes-Oxley Act of 2002. Our Corporate Governance Guidelines may be viewed on our Internet website at http://ir.masimo.com under “Corporate Governance.”

Meetings

Our Board meets on a regular basis throughout the year to review significant developments affecting the Company and to act upon matters requiring its approval. Our Board also holds special meetings as required from time to time when important matters arise requiring Board action between scheduled meetings. During 2009, our Board of Directors met four times and acted by unanimous written consent two times. None of our directors attended fewer than 75% of the total number of meetings of the Board of Directors held during 2009.

Executive Sessions

As required under applicable Nasdaq listing standards, our independent directors periodically meet in executive session at which only they are present.

Policy Regarding Board Member Attendance at Annual Meetings

It is the policy of our Board to invite directors and nominees for director to attend annual meetings of our stockholders. We held one annual meeting of stockholders in 2009. Mr. Kiani and Mr. Fitch were the only members of our Board who attended the meeting.

Information Regarding Board Committees

Our Board has established standing Audit, Compensation and Nominating and Corporate Governance Committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. All three committees operate under a written charter adopted by our Board of Directors, each of which is available on our Internet website at http://ir.masimo.com under “Corporate Governance.” The following table provides membership and meeting information for fiscal year 2009 for each of the Board committees. Each director attended at least 75% of the meetings of the committees of Board on which he served, held during the period for which he was a committee member.

Name	Audit		Compensation		Nominating and Corporate Governance
Employee Director:
Joe Kiani	—		—		—
Non-Employee Directors:
Steven J. Barker, M.D., Ph.D.	—		X		X
Edward L. Cahill	X		—		X
Robert Coleman, Ph.D.	X		X	(1)	—
Sanford Fitch	X	(1)	—		—
Jack Lasersohn	—		X		X	(1)

Total meetings in fiscal year 2009	4		6		1
Total actions by written consent in fiscal year 2009	0		0		0

(1)	Committee Chairperson.

Below is a description of each committee of our Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable rules and regulations regarding “independence” and that each member is free of any relationship that would interfere with his individual exercise of independent judgment with regard to Masimo.

Audit Committee

We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Our Audit Committee is comprised of Mr. Cahill, Dr. Coleman and Mr. Fitch. Mr. Fitch serves as the Chairperson of the Audit Committee. The functions of this Committee include, among others:

•	evaluating our independent registered public accountant’s qualifications, independence and performance;

•	determining the engagement of our independent auditors;

•	approving the retention of our independent auditors to perform any proposed audit and permissible non-audit services;

•	monitoring the rotation of partners of our independent auditors on our engagement terms as required by law;

•	reviewing our financial statements;

•	reviewing our critical accounting policies and estimates;

•	discussing with our management and our independent auditors the results of the annual audit and the review of our quarterly financial statements; and

•	reviewing and evaluating, at least annually, the performance of the Audit Committee and its members, including compliance of the Audit Committee with its charter.

Typically, the Audit Committee meets at least quarterly and with greater frequency if necessary. Our Board has adopted a written charter of the Audit Committee that is available to stockholders on our Internet website at http://ir.masimo.com under “Corporate Governance.”

Under the applicable rules and regulations of Nasdaq, each member of a company’s audit committee must be considered independent in accordance with Nasdaq Listing Rule 5605(c)(2)(A)(i) and (ii) and Rule 10A-3(b)(1) under the Exchange Act. Our Board reviews the Nasdaq Listing Rule standards and Exchange Act definitions of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Nasdaq Listing Rule 5605(c)(2)(A)(i) and (ii)). Our Board has determined that all members of our Audit Committee also meet the requirements for financial literacy under the Nasdaq Listing Rules.

Our Board has determined that Mr. Fitch, the Chairperson of our Audit Committee, is an audit committee financial expert, as defined under applicable SEC rules, and that Mr. Fitch meets the background and financial sophistication requirements under Nasdaq Listing Rule 5605(c)(2)(A). In making this determination, the Board made a qualitative assessment of Mr. Fitch’s level of knowledge and experience based on a number of factors, including his formal education and experience. Both our independent registered public accounting firm and internal financial personnel regularly meet privately with our Audit Committee and have unrestricted access to this committee.

AUDIT COMMITTEE REPORT

Our Audit Committee is composed of “independent” directors, as determined in accordance with Nasdaq Listing Rule 5605(a)(2) and Rule 10A-3 of the Exchange Act. The Audit Committee operates pursuant to a written charter adopted by the Board, a copy of which may be viewed on our Internet website at http://ir.masimo.com under “Corporate Governance.”

As described more fully in its charter, the purpose of the Audit Committee is to assist our Board with its oversight responsibilities regarding the integrity of our financial statements, our compliance with legal and regulatory requirements, assessing the independent registered public accounting firm’s qualifications and independence and the performance of the persons performing internal audit duties for us and the independent registered public accounting firm. Management is responsible for the preparation, presentation and integrity of our financial statements as well as our financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The following is the Audit Committee’s report submitted to the Board for 2009.

The Audit Committee has:

•	reviewed and discussed our audited financial statements with management and Grant Thornton LLP, the independent registered public accounting firm;

•

discussed with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 114 (AICPA, Professional Standards, Vol. 1, AU Section 380), Communications with Audit Committees, as may be modified or supplemented; and

•

received from Grant Thornton LLP the written disclosures and the letter regarding their communications with the Audit Committee concerning independence as required by the Public Company Accounting Oversight Board and discussed the auditors’ independence with them.

In addition, the Audit Committee has met separately with management and with Grant Thornton LLP.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended January 2, 2010 for filing with the Securities and Exchange Commission. The Audit Committee also has selected and engaged Grant Thornton LLP as Masimo’s independent auditors for the fiscal year ending January 1, 2011, and is seeking ratification of the selection by Masimo’s stockholders.

Audit Committee

Mr. Edward L. Cahill

Dr. Robert Coleman

Mr. Sanford Fitch

This foregoing audit committee report is not “soliciting material,” is not deemed “filed” with the SEC, and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing of ours under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent we specifically incorporate this report by reference.

Compensation Committee

Our Compensation Committee is comprised of Drs. Barker and Coleman and Mr. Lasersohn. Dr. Coleman serves as the Chairperson of our Compensation Committee. The functions of this committee include, among others:

•	determining the compensation and other terms of employment of our executive officers and reviewing and approving corporate performance goals and objectives relevant to such compensation;

•	evaluating and recommending the type and amount of compensation to be paid or awarded to our Board members;

•	evaluating and recommending to our Board the equity incentive plans, compensation plans and similar programs advisable for us, as well as modification or termination of existing plans and programs;

•	administering our equity incentive plans;

•	establishing policies with respect to equity compensation arrangements;

•	reviewing and approving the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers; and

•	reviewing and evaluating, at least annually, the performance of the Compensation Committee and its members, including compliance of the Compensation Committee with its charter.

Our Board has adopted a written charter of the Compensation Committee that is available to stockholders on our Internet website at http://ir.masimo.com under “Corporate Governance.” Our Board has determined that all members of our Compensation Committee are independent (as independence is currently defined in Nasdaq Listing Rule 5605(a)(2)). The Compensation Committee meets from time to time during the year. The agenda for each meeting is usually developed by the Chairperson of the Compensation Committee, in consultation with our Chief Executive Officer and other representatives of senior management and human resources as necessary. The Chief Executive Officer may not participate in or be present during any deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all of our books, records, facilities and personnel, as well as authority to obtain, at our expense, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

To assist management and the Compensation Committee in assessing and determining competitive compensation packages, we engaged Compensation Strategies, Inc., an independent compensation consultant, in May 2007 and January 2010. In May 2007, the Compensation Committee requested that Compensation Strategies, Inc. match our compensation practices for our Chief Executive Officer and our Chief Financial Officer to those described in public sources for a group of peer companies in the medical device/diagnostic monitoring equipment industry, and that Compensation Strategies, Inc. use public and private survey data for all other executive officer positions and as a supplement to the data filed publicly by this peer group of companies. In January 2010, the Compensation Committee requested that Compensation Strategies, Inc. conduct a competitive review of executive compensation for our executive officers. Compensation Strategies, Inc. is independent from Masimo, has not provided any services to Masimo other than preparing the two reports referenced above, and receives compensation from Masimo only for services provided to the Compensation Committee.

The Compensation Committee meets outside the presence of all of our executive officers, including the named executive officers, in order to consider appropriate compensation for our Chief Executive Officer. For all other named executive officers, the Compensation Committee meets outside the presence of all executive officers except our Chief Executive Officer. The annual performance reviews of our executive officers are considered by the Compensation Committee when making decisions on setting base salary, targets for and payments under our bonus plan and grants of equity incentive awards. When making decisions on executive officers, the Compensation Committee considers the importance of the position to us, the past salary history of the executive officer and the contributions we expect the executive officer to make to the success of our business.

The specific determinations of the Compensation Committee with respect to executive compensation for fiscal year 2009 are described in greater detail in the “Compensation Discussion and Analysis” section of this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

In 2009, our Compensation Committee consisted of Drs. Barker and Coleman and Mr. Lasersohn. No member of our Compensation Committee is currently or has been at any time one of our officers or employees, is or was a participant in a “related party” transaction under Item 404 of Regulation S-K promulgated by the SEC (“Regulation S-K”) in 2009, or has served as a member of the board of directors, board of trustees or compensation committee of any entity that has one or more officers serving as a member of our Board or our Compensation Committee. None of our executive officers serves or in the past has served as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on our Board of Directors or our Compensation Committee. Prior to establishing the Compensation Committee, our full Board made decisions relating to compensation of our executive officers.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended January 2, 2010.

Compensation Committee

Dr. Stephen Barker

Dr. Robert Coleman

Mr. Jack Lasersohn

This foregoing compensation committee report is not “soliciting material,” is not deemed “filed” with the SEC, and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing of ours under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent we specifically incorporate this report by reference.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is comprised of Dr. Barker and Messrs. Cahill and Lasersohn. Mr. Lasersohn serves as the Chairperson of our Nominating and Corporate Governance Committee. The functions of this committee include, among others:

•	interviewing, evaluating and recommending individuals for membership on our Board;

•	evaluating nominations by stockholders of candidates for election to our Board;

•	evaluating director performance on the Board and applicable committees of the Board and determining whether continued service on our Board is appropriate;

•	considering and assessing the independence of members of our Board;

•	developing and reviewing a set of corporate governance policies and principles, including a code of business conduct and ethics, and recommending changes to such policies and principles;

•	considering questions of possible conflicts of interest of directors as such questions arise; and

•	evaluating, at least annually, the performance of the Nominating and Corporate Governance Committee.

Our Board has adopted a written charter of the Nominating and Corporate Governance Committee that is available to stockholders on our Internet website at http://ir.masimo.com under “Corporate Governance.” Our Board has determined that all members of our Nominating and Corporate Governance Committee are independent (as independence is currently defined in Nasdaq Listing Rule 5605(a)(2)). The Nominating and Corporate Governance Committee meets from time to time as it deems appropriate or necessary.

Consideration of Director Nominees

Director Qualifications

There are no specific minimum qualifications that the Board requires to be met by a director nominee recommended for a position on our Board, nor are there any specific qualities or skills that are necessary for one or more members of our Board to possess, other than as are necessary to meet the requirements of the rules and regulations applicable to us. The Nominating and Corporate Governance Committee considers a potential director candidate’s experience, areas of expertise and other factors relative to the overall composition of our Board and its committees, including the following characteristics:

•	the highest ethical standards and integrity and a strong personal reputation;

•	a background that provides experience and achievement in business, finance, biotechnology or other activities relevant to our business and activities;

•	a willingness to act on and be accountable for Board and, as applicable, committee decisions;

•	an ability to provide wise, informed and thoughtful counsel to management on a range of issues affecting us and our stockholders;

•	an ability to work effectively and collegially with other individuals;

•	loyalty and commitment to driving our success and increasing long-term value for our stockholders;

•	sufficient time to devote to Board and, as applicable, committee membership and matters; and

•	the independence requirements imposed by the SEC and Nasdaq.

The Nominating and Corporate Governance Committee retains the right to modify these criteria from time to time.

Security Holder Nominations

The Nominating and Corporate Governance Committee will consider director candidates recommended by our stockholders of record. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether a candidate was recommended by a stockholder of record or not. Stockholders of record who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board at an annual meeting of stockholders must do so by delivering a written recommendation to the Nominating and Corporate Governance Committee, c/o Masimo Corporation, 40 Parker, Irvine, California 92618, Attn: Corporate Secretary, no later than the close of business on the 45th day nor earlier than the 75th day prior to the anniversary date of the initial mailing of our proxy statement for our preceding year’s annual meeting of stockholders unless the meeting date is more than 30 days before or after the one-year anniversary of the preceding year’s annual meeting of stockholders. Each written recommendation must set forth, among other information:

•	the name and address of the stockholder of record and any beneficial owner on whose behalf the nomination is being made;

•

the class, series and number of shares of Masimo, and any convertible securities of Masimo, that are beneficially owned by the stockholder of record and any beneficial owner on whose behalf the nomination is being made;

•

any proxy, contract, arrangement, understanding or relationship pursuant to which the stockholder of record and any beneficial owner on whose behalf the nomination is being made has the right to vote any of Masimo’s voting securities;

•	any “short” interest in Masimo’s securities held by the stockholder of record and any beneficial owner on whose behalf the nomination is being made;

•	the proposed director candidate’s name, age, business address and residential address;

•

complete biographical information for the proposed director candidate, including the proposed director candidate’s principal occupation or employment and business experience for at least the previous five years;

•	the class and number of shares of Masimo that are beneficially owned by the proposed director candidate as of the date of the written recommendation; and

•

any other information relating to the proposed director candidate that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A promulgated under the Exchange Act.

Director candidate nominations from stockholders must be provided in writing and must include the written consent of each proposed nominee to serve as director if so elected.

If a proposed director candidate is recommended by a security holder in accordance with the procedural requirements discussed above, the Corporate Secretary will provide the foregoing information to the Nominating and Corporate Governance Committee.

Evaluating Nominees for Director

Our Nominating and Corporate Governance Committee considers director candidates that are suggested by members of the committee, other members of our Board, members of management, advisors and our security holders who submit recommendations in accordance with the requirements set forth above. The Nominating and Corporate Governance Committee may, in the future, also retain a third-party search firm to identify candidates on terms and conditions acceptable to the Nominating and Corporate Governance Committee, but to date it has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates. The Nominating and Corporate Governance Committee evaluates all nominees for director under the same approach whether they are recommended by security holders or other sources.

The Nominating and Corporate Governance Committee reviews candidates for director nominees in the context of the current composition of our Board and committees, the operating requirements of the Company and the long-term interests of our stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers the director nominee’s qualifications, diversity, age, skills and such other factors as it deems appropriate given the current needs of the Board, the committees and Masimo, to maintain a balance of knowledge, experience, diversity and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews such directors’ overall service to the Board, the committees and Masimo during their term, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair such directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee will also determine whether the nominee must be independent for Nasdaq purposes, which determination will be based upon applicable Nasdaq listing standards and applicable SEC rules and regulations. Although we do not have a formal diversity policy, when considering diversity in evaluating director nominees, the Nominating and Corporate Governance Committee focuses on whether the nominees can contribute varied perspectives, skills, experiences and expertise to the Board.

The Nominating and Corporate Governance Committee will evaluate the proposed director’s candidacy, including proposed candidates recommended by security holders, and recommend whether the Board should nominate the proposed director candidate for election by our stockholders.

Stockholder Communications with the Board of Directors

Our Board has adopted a formal process by which security holders may communicate with the Board or any of its directors. Stockholders of Masimo wishing to communicate with our Board or an individual director may send a written communication to the Board or such director, c/o Masimo Corporation, 40 Parker, Irvine, California 92618, Attn: Corporate Secretary. Each communication must set forth:

•	the name and address of the Masimo security holder(s) on whose behalf the communication is sent; and

•	the number of Masimo shares that are owned beneficially by the security holder(s) as of the date of the communication.

Each communication will be reviewed by Masimo’s Corporate Secretary to determine whether it is appropriate for presentation to the Board or the individual director. Examples of inappropriate communications include junk mail, spam, mass mailings, product complaints, product inquiries, new product suggestions, resumes, job inquiries, surveys, business solicitations and advertisements, as well as unduly hostile, threatening, illegal, unsuitable, frivolous, patently offensive or otherwise inappropriate material. These screening procedures have been approved by a majority of the independent members of our Board.

Communications determined by our Corporate Secretary to be appropriate for presentation to the Board or such director will be submitted to the Board or the individual director on a periodic basis. All communications directed to the Audit Committee in accordance with our Code of Business Conduct and Ethics or our Open Door Policy for Reporting Complaints Regarding Accounting, Auditing and Other Matters that relate to questionable accounting or auditing matters involving the Company (the “Open Door Policy”) will generally be forwarded to a compliance officer designated by the Audit Committee to receive and review these communications and then promptly and directly forwarded by a compliance officer to the Audit Committee as appropriate in accordance with the terms of the Code of Business Conduct and Ethics and the Open Door Policy.

Code of Business Conduct and Ethics

We have adopted the Masimo Corporation Code of Business Conduct and Ethics that applies to all of our employees, executive officers and directors. The Code of Business Conduct and Ethics is available to stockholders on our Internet website at http://ir.masimo.com under “Corporate Governance.” If we make any substantive amendments to our Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our Internet website at http://ir.masimo.com under “Corporate Governance” and/or in our public filings with the SEC.

Information Regarding Executive Officers

Our executive officers and their respective positions are as follows:

Name	Age(1)	Position(s)
Joe Kiani	45	Chief Executive Officer & Chairman of the Board of Directors
Brian Campbell	44	Vice President, Operations
Jon Coleman	46	President, International
Mark P. de Raad	50	Executive Vice President, Chief Financial Officer & Corporate Secretary
Rick Fishel	52	President of Masimo Americas and Worldwide OEM Business
Paul Jansen	39	Executive Vice President of Marketing
Yongsam Lee	45	Executive Vice President, Regulatory Affairs & Chief Information Officer
Michael O’Reilly, M.D.	57	Executive Vice President, Medical Affairs
Stephen Paul	39	Executive Vice President of Acute Care Sales
Anand Sampath	43	Executive Vice President, Engineering

(1)	As of February 28, 2010.

Brian Campbell has served as our Vice President, Operations since October 2009. From August 2008 to October 2009, Mr. Campbell was Vice President of Operations of the Branded Products division of Hitachi Global Storage Technologies. He served as Senior Vice President of Worldwide Operations of Lantronix, a provider of internet connectivity and control solutions, from August 2006 to July 2008. From July 1989 to August 2006, he held progressive positions with Western Digital Corporation, most recently Vice President of Materials. Mr. Campbell holds a B.S. in Business Administration from the University of Arizona.

Jon Coleman has served as our President, International since August 2008. From October 2007 to August 2008, Mr. Coleman was President and Chief Executive Officer of You Take Control, Inc, a healthcare information technology company. He served as General Manager, Americas of Targus Group International, a supplier of mobile computing cases and accessories, from March 2006 to February 2007. From March 1994 to February 2006, he held progressive leadership positions with Pfizer, Inc, most recently Vice President and General Manager, Canada & Caribbean Region. Mr. Coleman holds a M.B.A. from Harvard Business School, and a B.A. in International Relations from Brigham Young University.

Mark P. de Raad has served as our Executive Vice President and Chief Financial Officer since June 2006 and as our Corporate Secretary since December 2009. From November 2002 through May 2006, Mr. de Raad served as Vice President, Chief Financial Officer and Secretary for Avamar Technologies, Inc., a start-up enterprise software development company. He served as Chief Financial Officer, Quantum Storage Solutions Group, a division of Quantum Corporation from June 2001 through November 2002. From September 1997 through June 2001, Mr. de Raad was Vice President, Finance and Chief Financial Officer for ATL Products, Inc., a manufacturer of automated tape libraries. Mr. de Raad is a Certified Public Accountant (inactive) and holds a B.S. in Accounting from the University of Santa Clara.

Rick Fishel has served as President of Masimo Americas and Worldwide OEM Business since February 2009 and was President of Masimo Americas from June 2004 to February 2009. From January 2003 to June 2004, Mr. Fishel was Regional Vice President of Sales for the Information Solutions segment of the McKesson Corporation, a provider of supply, information and care management products and services. From January 2001 to January 2003, he served as National Vice President of Sales for the Consulting Services division of GE Medical Systems, Inc., a provider of medical technology and productivity solutions. Mr. Fishel holds a B.S. in Marketing from Arizona State University.

Paul Jansen has served as our Executive Vice President of Marketing since April 2008, and was our Vice President of Marketing from January 2008 to April 2008. From August 1997 through December 2007, he held progressive positions with CardioDynamics, last serving as Vice President, Marketing & Clinical Development. Mr. Jansen holds a B.S. in Planning from Iowa State University and an M.B.A. from Arizona State University.

Yongsam Lee has served as our Executive Vice President, Regulatory Affairs and Chief Information Officer since October 2009. From March 1996 to October 2001 and from April 2002 to October 2009, Mr. Lee held various positions, including Vice President, IT and Regulatory Affairs, and Executive Vice President, Operations. From October 2001 to April 2002, he served as Director of IT at SMC Networks, Inc., a provider of networking solutions. Mr. Lee holds a B.S. in Applied Physics from the University of California, Irvine.

Michael O’Reilly, M.D. has served as our Executive Vice President, Medical Affairs since February 2008. Since April 2008, Dr. O’Reilly has been a Professor of Anesthesiology and Perioperative Care at the University of California, Irvine. He was an Associate Professor from September 2002 to February 2008, and an Assistant Professor from September 1996 to August 2002, in Anesthesiology at the University of Michigan. He was also the Director of the Liver Transplant Anesthesiology at the University of Michigan and a member of various advisory boards. Dr. O’Reilly holds an M.D. and M.S. in Cell Biology from the University of Vermont.

Stephen Paul has served as our Executive Vice President of Acute Care Sales since January 2010, and was our Vice President of U.S. Hospital Sales from February 2009 to January 2010, and our Western Area Vice President of Sales from March 2008 to February 2009. From April 1996 to February 2008, he held various positions, including Western Area Sales Director and Regional Sales Manager, with Boston Scientific, a developer, manufacturer and marketer of medical devices. Mr. Paul holds a B.A. in Political Science from University of California at Santa Barbara.

Anand Sampath has served as our Executive Vice President, Engineering since March 2007. From April 2006 to March 2007, Mr. Sampath was our Director of Systems Engineering. From October 1995 to March 2006, he held various positions, including Program Manager, Engineering Manager and Distinguished Member of Technical Staff, at Motorola, Inc. He is an inventor on more than four patents relating to patient monitoring, wireless networks and communications. Mr. Sampath holds a B.S. in Engineering from Bangalore University.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

The following compensation discussion and analysis contains statements regarding future individual and company performance targets and goals. These targets and goals are disclosed in the limited context of Masimo’s compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. Masimo specifically cautions investors not to apply these statements to other contexts.

Overview—Compensation Objectives

The primary objectives of the Compensation Committee of our Board with respect to executive compensation are to attract, retain and motivate the best possible executive talent. The focus is to tie short and long-term cash and equity incentives to the achievement of measurable corporate objectives and to align executives’ incentives with stockholder value creation. To achieve these objectives, the Compensation Committee has adopted a compensation approach that ties a substantial portion of executives’ overall compensation to our operational performance. In addition, we evaluate and reward our executive officers based on their willingness to take a leadership position in improving our internal structures and processes and their ability to identify and exploit opportunities to grow our business.

We must match market cash compensation levels and satisfy the day-to-day financial requirements of our candidates through competitive base salaries and cash bonuses. We also compete for key personnel on (i) the basis of our vision of future success, (ii) our culture and company values, (iii) the cohesiveness and productivity of our teams, and (iv) the excellence of our technical and management personnel. In all of these areas, we compete with other medical device and biotechnology companies, where there is significant competition for talented employees. We believe that we must provide competitive compensation packages to attract and retain executive officers and to help our executive management function as a stable team over the longer term. We believe that we must compete for executive and key technical talent in this highly competitive market in Southern California. We also believe that for certain executive level positions, we compete against other successful public and private companies in Southern California for talent. Accordingly, our compensation philosophy has been to maintain an aggressive pay posture for total compensation, as well as components of total compensation. In addition, with the same competitive pay issues to consider, our Compensation Committee has developed incentive bonus and equity plans designed to align stockholder and employee interests.

We have adopted an approach to compensation comprised of a mix of short- and long-term components, cash and equity elements in the proportions we believe will provide the proper incentives, reward our senior management team and help us achieve the following goals:

•	align our executive officers’ compensation with our business objectives and the interests of our stockholders;

•	foster a goal-oriented, highly motivated management team whose participants have a clear understanding of business objectives and shared corporate values;

•	control costs in each facet of our business to maximize our efficiency; and

•	enable us to attract, retain and motivate a world class leadership team.

The compensation of our executive officers is based in part on the terms of employment agreements and offer letters we entered into with each of our executive officers, which set forth the initial base salaries and initial option grants for our executive officers, as well as the terms of our cash bonus plans. See “—Employment Agreement and Offer Letters” and “—Cash Bonus Plans” below.

In 2009, we believe that our compensation offering for executive officer talent of base salary, bonus plan and equity grant provided a competitive compensation package to attract, retain and motivate world class talent. Due to the overall economic environment and a desire to realign the annual management bonus program with the annual merit review cycle, we did not modify salaries in 2009. Therefore, the salaries paid to our executive officers during 2009 were the same salaries approved by our Compensation Committee effective June 1, 2008 or, for any executive officer whose employment started after June 1, 2008, the same salaries approved for the executive officer at the time his employment commenced. The establishment of two financial targets as our 2009 company goal under our Executive Annual Cash Bonus Plan (the “Executive Annual Plan”) reinforced two other compensation goals; namely, alignment of our executive officers’ compensation with our business objectives, the interests of our stockholders and the fostering of a goal-oriented, highly motivated management team whose participants have a clear understanding of business objectives and shared corporate values. For 2009, the individual factor under the Executive Annual Plan for our Chief Executive Officer was based on the Compensation Committee’s evaluation of the our Chief Executive Officer’s performance in guiding Masimo through a difficult economic environment and in achieving a variety of internal goals related to product quality, delivery of a key new product and operationally oriented goals. The individual performance factor for 2009 determined by our Chief Executive Officer for the other named executive officers focused on their own individual attainment of functionally specific goals and objectives set at the beginning of the year.

Role of Our Compensation Committee

Our Compensation Committee approves, administers and interprets our executive compensation and benefit policies. Our Compensation Committee was appointed by our Board and consists entirely of directors who are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code, as amended (the “Code”), and “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act. Our Compensation Committee is comprised of Drs. Barker and Coleman and Mr. Lasersohn. Dr. Coleman is our Compensation Committee chairperson.

The Compensation Committee considers recommendations from Joe Kiani, our Chief Executive Officer, in determining executive compensation. While Mr. Kiani discusses his recommendations with the Compensation Committee, he does not participate in determining his own compensation. In making his recommendations, Mr. Kiani receives input from our Human Resources department and has access to various third-party compensation surveys and compensation data of publicly-traded companies we obtained from publicly-available SEC filings. With respect to the assessment of base salaries in January 2010, Mr. Kiani also had competitive compensation information contained in a third party report authorized by our Compensation Committee. The report was prepared in January 2010, included market information based on a peer group of companies and constructed median pay levels reflective of a company with $400 million in annual revenues, which the Compensation Committee believed to be an appropriate benchmark in light of our size and expected growth at the time it authorized the report. None of our other executive officers participates in the Compensation Committee’s discussions regarding executive compensation. The Compensation Committee does not delegate any of its functions to others in determining executive compensation.

Our Compensation Committee has taken the following steps to ensure that our approach to executive compensation and benefits is consistent with both our compensation philosophy and our corporate governance guidelines:

•	evaluated our compensation practices and assisted in developing and implementing the executive compensation philosophy;

•	developed recommendations with regard to executive compensation structures that were reviewed and approved by our Compensation Committee and Board;

•	established a practice of prospectively reviewing the performance and determining the compensation earned, paid or awarded to our Chief Executive Officer independent of input from him; and

•

established a policy to review on an annual basis the performance of our other executive officers with assistance from our Chief Executive Officer and determining what we believe to be appropriate total compensation.

Components of our Compensation Approach

Our compensation approach is comprised of five components:

•	base salary;

•	annual and multi-year cash bonuses;

•	equity-based incentives;

•	other benefits; and

•	severance and termination protection.

We chose to build our executive compensation approach around these elements because we believe that together they have been and will continue to be effective in achieving our overall objectives. We utilize short-term compensation, including base salary and annual cash bonuses, to motivate and reward our key executives. The use and weight of each compensation element is based on a subjective determination by the Compensation Committee of the importance of each element in meeting our overall objectives. We believe that, in addition to base salaries and bonuses, stock option awards are the primary compensation-related motivator in attracting and retaining qualified employees.

Base Salary. Base salary is used to provide each named executive officer a set amount of money during the year with the expectation that he will perform his responsibilities to the best of his ability and in the best interests of Masimo. Base salaries will typically be used to recognize the experience, skills, knowledge and responsibilities required of each executive officer, as well as competitive market conditions. The base salaries of our named executive officers are typically reviewed on an annual basis. Prior to 2009, executive salaries were typically adjusted annually, effective June 1st of each year. However, in 2009, based on then-current global economic conditions and a desire to better synchronize the year end management bonus assessment with the annual merit review process, the Compensation Committee determined to delay the annual salary review process from June 1, 2009 to January 1, 2010. Going forward, the Compensation Committee expects to annul merit review process to occur on January 1st of each year.

In 2007, we retained an independent compensation consultant to conduct a competitive assessment of our current compensation levels. The competitive market data presented in the compensation consultant’s May 2007 study for our Chief Executive Officer and our Chief Financial Officer positions was obtained from the most recently filed proxy statements of the following peer group of companies specifically developed for the study and consisted of 18 publicly-traded companies in the medical device/diagnostic monitoring equipment industry: AngioDynamics, Inc.; Abaxis, Inc.; Natus Medical Incorporated; Nuvasive, Inc.; I-Flow Corporation; Volcano Corporation; Quidel Corporation; Meridian Bioscience, Inc.; E-Z-EM, Inc.; Cardiac Science Corporation; SonoSite, Inc.; Thoratec Corporation; ZOLL Medical Corporation; ArthroCare Corporation; Biosite Incorporated; Gen-Probe Incorporated; Kyphon Inc.; and Hologic, Inc. Public and private survey information was used for all other positions and as a supplement to the proxy data. The market compensation data included median pay levels that were reflective of a company with annual revenues of $300 million, which the Compensation Committee believed to be the appropriate benchmark in light of our size and our expected growth at that time.

In 2008, our Compensation Committee conducted a competitive assessment of our current compensation levels for all employees to determine if our compensation levels remain at targeted levels and our pay practices are appropriate. Salaries were evaluated against industry specific and general published survey compensation data. Specifically, our Compensation Committee considered the information provided through our paid subscription with Salary.com, which purports to provide “up-to-date” market compensation information as part of a continual research study. The data obtained from Salary.com purported to show salary ranges and distributions for all employees, including officers, holding comparable positions at companies of similar size, geographic location and market focus. The data from Salary.com did not name the companies from which the market data was obtained. In addition, our Compensation Committee considered market data from the Economic Research Institute, the Employers Group, which provides data regarding California payroll practices. The Compensation Committee also factored in estimated cost of living changes during the prior year according to data provided by the Bureau of Labor Statistics. Based on its analysis, the Compensation Committee determined to increase salaries for all employees, including officers, by 4% as a baseline percentage increase.

Additionally in 2008, for our executive officers, the Compensation Committee also used market data provided by Compensation Strategies, Inc. and further considered the individual performance of the named executive officers for the prior year to determine whether to modify the baseline 4% increase (upward or downward) for the named executive officer, based on the following qualitative factors: leadership, initiative, relationship and team building, business sense, communication, vision and perspective, supervision, organizational savvy, ethical practices, fiscal responsibility, and length of service with the company. No single criterion was weighted more heavily than any other in this evaluation, as the Compensation Committee evaluated the executive’s overall performance and contributions to our company in determining salary adjustments in 2008. In addition, the Compensation Committee considered the Chief Executive Officer’s recommendations with respect to the other named executive officers. Based on this analysis, salaries for our executed officers were adjusted, effective June 1, 2008. These salaries continued in place through December 31, 2009.

In January 2010, we retained Compensation Strategies, Inc. to conduct a competitive assessment of our current compensation levels. The competitive market data presented in the compensation consultant’s study for our Chief Executive Officer and our Chief Financial Officer was obtained from the SEC filings of a peer group comprised of the following 18 publicly-traded companies in the medical device/diagnostic monitoring equipment industry: Abaxis, Inc.; AGA Medical Holdings, Inc.; AngioDynamics, Inc.; ArthroCare Corporation; Cardiac Science Corporation; Gen-Probe Incorporated; Haemonetics Corporation; ICU Medical, Inc.; Meridian Bioscience, Inc.; Merit Medical Systems, Inc.; Myriad Genetics, Inc; Natus Medical, Inc.; NuVasive, Inc.; Quidel Corporation; SonoSite, Inc.; Thoratec Corporation; Volcano Corporation; and ZOLL Medical Corporation. Public and private survey information was used for all other executive positions as a supplement to the proxy data. The market compensation data included median pay levels that were reflective of a company with annual revenues of $400 million, which the Compensation Committee believed to be the appropriate benchmark in light of our size and our expected growth at that time. Our Compensation Committee also considered the information provided through our paid subscription with Salary.com, which purports to provide “up-to-date” market compensation information as part of a continual research study. The data obtained from Salary.com purported to show salary ranges and distributions for all employees, including officers, holding comparable positions at companies of similar size, geographic location and market focus. The data from Salary.com did not name the companies from which the market data was obtained. In addition, our Compensation Committee considered market data from the Economic Research Institute, the Employers Group, which provides data regarding California payroll practices. Although our Compensation Committee references the data provided by third party sources to gain a general understanding of compensation levels, we do not engage in benchmarking against other companies’ compensation programs or practices to establish our compensation levels or make specific compensation decisions with respect to our executive officers or other employees. Based on this analysis, we determined that an approximate 3% baseline salary increase was appropriate for all positions other than sales. We further considered the individual performance of the named executive officers for 2009 to determine whether to modify the baseline 3% increase based on the following qualitative factors: leadership, initiative, relationship and team building, business sense, communication, vision and perspective, supervision, organizational savvy, ethical practices, fiscal responsibility, and length of service with Masimo. No single criterion was weighted more heavily than any other in this evaluation, as the Compensation Committee evaluated the executive’s overall performance for, contributions to and history with Masimo in determining salary adjustments. In addition, the Compensation Committee considered the Chief Executive Officer’s recommendations with respect to the other named executive officers.

Based on the overall assessment of the Compensation Committee, the following total base salaries for our named executive officers, including our Chief Executive Officer, became effective on January 1, 2010:

Name and Position(s)	Salary
Joe Kiani	$706,992
Chief Executive Officer & Chairman
Mark P. de Raad	315,243
Executive Vice President, Chief Financial Officer & Corporate Secretary
Jon Coleman	296,848
President, International
Rick Fishel	316,400
President of Masimo Americas and Worldwide OEM Business
Yongsam Lee	310,344
Executive Vice President, Regulatory Affairs & Chief Information Officer

The salaries of Messrs. Kiani, de Raad, Fishel and Lee reflect a 2.0%-3.0% increase over their salaries for the period from June 1, 2008 through December 31, 2009, which is the same increase provided to our employees generally. Mr. Coleman’s increase was 10.0% because the Compensation Committee subjectively determined that his prior salary was further below the competitive range for comparable positions than the salaries of our other executive officers.

Annual Cash Bonuses. Our Compensation Committee approves the annual cash bonuses for all executive officers. These bonuses, if earned, are paid after the end of the calendar year. Bonuses for 2009 were paid on March 15, 2010.

Bonuses paid to our named executive officers for 2009 were governed by our Executive Annual Plan, which became effective on January 1, 2007, and was most recently amended on September 15, 2008. The Executive Annual Plan also covers bonuses payable to our other executive officers and certain other exempt employees. Pursuant to the terms of the Executive Annual Plan, the bonus award for each named executive officer was calculated based upon the product of (A) the named executive officer’s base salary as of December 31, 2009, multiplied by (B) (i) the target bonus percentage factor assigned to the job classification level of the named executive officer, multiplied by (ii) the company percentage factor assigned by the Compensation Committee based upon Masimo’s level of achievement of the prior year’s financial targets, multiplied by (iii) the named executive officer’s individual percentage factor assigned by our Chief Executive Officer for the other named executive officers and, in the case of our Chief Executive Officer, assigned by our Compensation Committee. Under the Executive Annual Plan, our Compensation Committee has the authority to substitute a maximum bonus percentage for some or all plan participants in lieu of the target bonus percentage for the plan year. The Compensation Committee also has the authority to allow the Chief Executive Officer to determine, based on his own subjective analysis, whether the company percentage factor as approved by the Compensation Committee should be lowered, but he does not have the authority to increase the company percentage factor above the amount approved by the Compensation Committee. Amounts payable under the Executive Annual Plan are pro rated based on the number of full weeks during the plan period in which the participant is employed with us.

Company Factor. Under the Executive Annual Plan, in the event the Compensation Committee determined that we (i) did not achieve 100% of the financial targets for 2009, it had the discretion to set the company percentage factor at below 100%, including zero; and (ii) achieved 100% or more of the 2009 financial targets, the company percentage factor would automatically be set at 100%. For 2009, our corporate objectives focused upon achieving two financial targets: (a) aggregate product revenues of at least $310 million, and (b) earnings per share of at least $0.83 per share. In addition, each employee, including each executive officer, had other individual objectives for the year which were designed to contribute to the achievement of our corporate objectives. In setting the objectives for the annual cash bonuses, our Compensation Committee believed that the

2009 corporate financial targets were achievable, but not easily attainable, provided that there was a maximum and sustained effort from each level of our organization. In 2009, the Compensation Committee determined that we did not meet the product revenue goal but that we did achieve the earnings per share goal. Based on a subjective assessment of the overall level of achievement of the two specific financial metrics along with consideration of a variety of other non-financial goals associated with product quality, new product introductions and other internal operational metrics, including volumes of shipments of monitors and sensors, the Compensation Committee approved a 57% company factor contribution. However, also consistent with the terms of the Executive Annual Plan, the Chief Executive Officer had the ability to evaluate, based on his own subjective criteria, whether the full amount approved by the Compensation Committee should be lowered. Based on the Chief Executive’s own subjective assessment of the Company’s overall performance in 2009, the Chief Executive Officer determined that the 57% company factor was appropriate.

Individual Factor. Under the Executive Annual Plan, each named executive officer’s individual percentage factor can range from 0% to 100%. For all of our named executive officers other than our Chief Executive Officer, the individual percentage factor for 2009 was determined by our Chief Executive Officer based solely upon his subjective assessment of each other named executive officer’s performance of the job-related duties and responsibilities assigned to such named executive officer during 2009. For purposes of determining the individual factor of our Chief Executive Officer under the Executive Annual Plan, the Compensation Committee makes a subjective determination of our Chief Executive Officer’s overall performance during the applicable plan year, provided that in the event the Compensation Committee established the company percentage factor for any plan year at 100%, then our Chief Executive Officer’s individual factor is automatically set at 100%. For the reasons noted above, the company factor for 2009 was set at 57% by our Compensation Committee. Our Chief Executive Officer’s individual performance factor for 2009 under the Executive Annual Plan was set at 100% because the Compensation Committee determined that the Chief Executive Officer demonstrated outstanding management performance in successfully guiding Masimo through a difficult economic environment and led Masimo in achieving a variety of non-financial goals associated with product quality, new product introductions and other internal operational metrics, including the volume of shipments of monitors and sensors. The individual percentage factor for each of our other named executive officers for 2009 also was set at 100% based on our Chief Executive Officer’s subjective determination of the level of achievement of individual, non-financial goals and the named executive’s overall management contribution during 2009.

Target Bonus Percentage. Under the Executive Annual Plan, the target bonus percentage is based on the job classification of our employees and other key employees. Our Chief Executive Officer is at the highest job classification, which corresponded to a target bonus percentage of 50% for the 2009 plan year, as determined by our Compensation Committee. The target bonus percentage of our other executive officers was set at 40% by our Compensation Committee. These percentages were set by our Compensation Committee when the Executive Annual Plan was adopted in 2007.

Maximum Bonus Percentage. The Executive Annual Plan permits our Compensation Committee, in its sole discretion, to substitute a maximum bonus percentage in lieu of a plan participant’s target bonus percentage. Along with the target bonus percentage, the maximum bonus percentage is generally based upon a participant’s job classification level. For 2009, our Compensation Committee determined not to substitute a maximum bonus percentage for any named executive officer’s target bonus percentage under the Executive Annual Plan.

Using these amounts, the bonuses paid to our named executive officers for 2009 were as follows:

Name and Position(s)	Bonus
Joe Kiani Chief Executive Officer & Chairman	$195,624
Mark P. de Raad Executive Vice President, Chief Financial Officer & Corporate Secretary	69,782
Jon Coleman President, International	61,529
Rick Fishel President of Masimo Americas and Worldwide OEM Business	70,038
Yongsam Lee Executive Vice President, Regulatory Affairs & Chief Information Officer	69,371

We have not paid any significant signing or promotion bonuses to our executive officers, nor have we guaranteed any future bonuses to our executive officers.

The corporate level goals under the Executive Annual Plan for 2010 are initially established by the Chief Executive Officer and then reviewed and approved by our Compensation Committee annually during the first quarter of the year. Our Compensation Committee believes that the 2010 goals align well with our strategy of attaining sustainable growth. The specific targets under the plan are not disclosed because we believe disclosure of this information would cause us competitive harm. These targets are based on our confidential operating plan for the 2010 fiscal year and are intended to be realistic and reasonable, but challenging, in order to drive sustainable growth and performance of Masimo in 2010.

Multi-year Cash Bonuses. Our Compensation Committee adopted our Executive Multi-Year Cash Bonus Award Plan (the “Multi-Year Plan”) to provide our executive officers with additional incentives to deliver exceptional financial and operational results in each three-year plan period. The Multi-Year Plan became effective on January 1, 2008. We pay bonuses for a plan period under the Multi-Year Plan only if the Multi-Year Plan Administrator has approved written resolutions that either establish the terms and conditions relating to the payment of bonuses that will apply for the plan period, or otherwise approve the payment of bonuses. Plan periods are series of three-year periods commencing on January 1, 2008. Our executives are eligible to receive a cash bonus at the end of an applicable three-year bonus period based on our achievement of certain financial targets established by our Compensation Committee as long as they have been employed with us for at least the last 18 months during the plan period. Pursuant to the terms of the Multi-Year Plan, the bonus award for each named executive officer is calculated based upon the product of (A) three times the named executive officer’s average salary over the three-year plan period, multiplied by (B) (i) the multi-year performance bonus percentage factor assigned to the job classification level of the named executive officer, multiplied by (ii) the company percentage factor assigned by the Compensation Committee based upon the attainment of financial measures established by our Compensation Committee during the first three months of the plan period, multiplied by (iii) the named executive officer’s individual percentage factor assigned by the Chief Executive Officer for the other named executive officers and in the case of our Chief Executive Officer, assigned by the Compensation Committee. Amounts payable under the Multi-Year Plan are pro rated based on the number of full weeks during the plan period in which the participant is employed with us, subject to the 18-month employment requirement discussed above.

The first plan period under the Multi-Year Plan began on January 1, 2008 and will end on December 31, 2010, inclusive. Therefore, we have not paid any bonuses under our Multi-Year Plan to date. Our executives are entitled to bonuses under the Multi-Year Plan only if they are still employed by us when we actually pay bonuses under the plan.

Equity-Based Incentives. Salaries and bonuses are intended to compensate our executive officers for short-term performance. We also have adopted an equity incentive approach intended to reward longer-term performance and to help align the interests of our executive officers with those of our stockholders. We believe that long-term performance is achieved through an ownership culture that rewards performance by our executive officers through the use of equity incentives. Our equity incentive plans have been established to provide our employees, including our executive officers, with incentives to help align those employees’ interests with the interests of our stockholders. These equity incentive plans have provided the principal method for our executive officers to acquire equity interests in Masimo.

The size and terms of the initial option grant made to each executive officer upon joining us are primarily based on competitive conditions applicable to the executive officer’s specific position and the executive officer’s skill-set and prior experience and are set forth in the executive officer’s offer letter from us. In addition, the Compensation Committee considers the number of options owned by other executives in comparable positions within Masimo.

Any subsequent equity awards we make to our executive officers will be driven by our sustained performance over time, our executive officers’ ability to impact our results that drive stockholder value, their level of responsibility within Masimo, their potential to fill roles of increasing responsibility, and competitive equity award levels for similar positions in comparable companies. Equity forms a key part of the overall compensation for each executive officer and is evaluated each year as part of the annual performance review process and incentive payout calculation.

The amount of equity awarded to each executive officer was based on the Compensation Committee’s subjective determination of what was appropriate to incent the executives. Each of these grants vests over a five-year period with 20% vesting on each anniversary of the grant date. All options were granted at the fair market value on the date of grant, as determined by our Compensation Committee. Prior to our initial public offering in August 2007, in the absence of a public trading market for our common stock, our Compensation Committee determined the fair market value of our common stock in good faith based upon consideration of a number of relevant factors, including the status of our development and commercialization efforts, our results of operations, general market conditions and independent valuations. Since our initial public offering, all stock options have been granted with an exercise price equal to the “fair market value” of a share of our common stock on the grant date, which the Compensation Committee has set as the closing price our common stock, as reported on Nasdaq, on the grant date. All equity awards to our employees, including to executive officers and directors, have been granted and reflected in our consolidated financial statements, based upon the applicable accounting guidance, with the exercise price equal to the fair market value on the grant date based on the valuation determined by our Compensation Committee.

In May 2007, our Compensation Committee adopted the CEO and Executive Officer Equity Award Compensation Policy (the “Equity Award Compensation Policy”), which provides for annual grants of stock options, upon achieving a predetermined criteria, to certain of our officers, including our named executive officers. The policy was amended effective January 4, 2008. For a description of the Policy, see “—CEO and Executive Officer Equity Award Compensation Policy” below. Each of our named executive officers other than Mr. Coleman was eligible to receive a stock option grant in 2009 under the terms of the Equity Award Compensation Policy. Based on the overall assessment of the Compensation Committee, the following option grants were made to these individuals in 2009:

Name and Position(s)	Shares	Per Share Exercise Price	Grant Date
Joe Kiani Chief Executive Officer & Chairman	300,000	$23.98	1/11/09
Mark P. de Raad Executive Vice President, Chief Financial Officer & Corporate Secretary	30,000	23.98	1/11/09
Jon Coleman President, International	50,000	24.68	8/17/09
Rick Fishel President of Masimo Americas and Worldwide OEM Business	30,000	23.98	1/11/09
Yongsam Lee Executive Vice President, Regulatory Affairs & Chief Information Officer	30,000	23.98	1/11/09

Mr. Coleman’s employment with Masimo began in August 2008 and therefore he was not eligible to receive an option grant under the Equity Award Compensation Policy. However, the Compensation Committee granted Mr. Coleman an option to purchase 50,000 shares of common stock in 2009 outside of the Equity Award Compensation Policy. This grant was made based on the Compensation Committee’s determination that, in light of competitive market factors, the grant would better align Mr. Coleman’s long-term incentives with long-term interests of the Company’s stockholders.

Our Board adopted our 2007 Stock Incentive Plan (the “2007 Plan”) in November 2006, which permits the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance units, performance shares and other stock-based awards. The 2007 Plan became effective on August 8, 2007 in connection with our initial public offering. No further equity awards will be made under our Third Amended and Restated 1996 Incentive Stock Option Nonqualified Stock Option and Restricted Stock Purchase Plan (the “1996 Plan”) or our 2004 Incentive Stock Option Nonqualified Stock Option and Restricted Stock Purchase Plan (the “2004 Plan”). However, any options outstanding under our 1996 Plan or our 2004 Plan will continue to be governed by their existing terms. In addition to our Equity Award Compensation Policy, the Compensation Committee intends to evaluate other stock option grant programs for executive officers to continue aligning the interests of these individuals with those of our stockholders. See “—Employee Benefit Plans—2007 Stock Incentive Plan” below.

Our Compensation Committee reviews its grant date practices for stock options to assure that our grant practices are aligned with what it believes constitute best practice guidelines.

Other Benefits. We have a retirement savings plan in which all of our employees age 18 and older are entitled to participate. Employees contribute their own funds, as salary deductions, on a pre-tax basis. Contributions may be made up to plan limits, subject to government limitations. The retirement savings plan permits us to make matching contributions if we choose and we have historically provided matching contributions of up to three percent, subject to a maximum amount. We provide health care, dental, vision and life insurance, employee assistance plans and both short- and long-term disability, accidental death and dismemberment benefits to all full-time employees, including our executive officers. These benefits are available to all employees, subject to applicable laws. We believe these benefits are consistent with companies with which we compete for employees.

Severance and Termination Protection

Employment Agreement. Under his employment agreement with us, Mr. Kiani is entitled to certain severance and change of control benefits, the terms of which are described in detail below under “—Employment Agreement and Offer Letters.”

Severance Protection Plan. Our Board of Directors adopted our 2007 Severance Protection Plan, which became effective on July 19, 2007 and was amended on December 31, 2008, the terms of which are described in detail below under “—2007 Severance Protection Plan.” Under the terms of this plan, participants are entitled to cash, equity and other benefits upon their termination under certain circumstances. Messrs. Coleman, de Raad, Fishel, Jansen, Sampath and Lee participate in our 2007 Severance Protection Plan. See “—2007 Severance Protection Plan” below.

Acceleration of Vesting of Equity-Based Awards. In the event of a change in control of us, certain provisions of our 1996 Plan and our 2004 Plan allow for 50% acceleration of unvested equity awards in the event an acquiror neither assumes awards outstanding under these plans nor issues our award holders substitute equity awards. In addition, our 2007 Plan permits acceleration of outstanding awards upon a change in control of us under certain circumstances. See “—Employee Benefit Plans” below.

Accounting and Tax Considerations

Effective January 1, 2006, we adopted an accounting standard for share-based payments using the prospective method, which requires us to expense the estimated fair value of employee stock options and similar awards based on the fair value of the award on the date of grant. To calculate the fair value of stock options, we use the Black-Scholes option pricing model which requires the input of subjective assumptions. These assumptions include estimating the length of time employees will retain their vested stock options before exercising them, the estimated volatility of our stock price over the expected term and the number of options that will ultimately be forfeited prior to meeting their vesting requirements.

Internal Revenue Code Section 162(m) limits the amount that we may deduct for compensation paid to our Chief Executive Officer and to each of our three other most highly compensated executive officers (other than our chief financial officer) to $1 million per person unless certain exemption requirements are met. Exemptions to this deductibility limit may be made for various forms of “performance-based compensation.” All annual cash compensation paid to our executive officers for 2007 and prior years has not exceeded $1 million per person, so the compensation has been deductible. Cash compensation paid to Mr. Kiani for 2008 and 2009 exceeded $1 million and therefore $404,923 of his compensation was not deductible by us in 2008 and $29,600 of his compensation was not deductible by us in 2009. In addition to salary and bonus compensation, upon the exercise of stock options that are not treated as incentive stock options, the excess of the current market price over the option price, or option spread, is treated as compensation and accordingly, in any year, such exercise may cause an officer’s total compensation to exceed $1 million. Under certain regulations, option spread compensation from options that meet certain requirements will not be subject to the $1 million cap on deductibility, and in the past we have granted options that met those requirements. The Compensation Committee has not established a policy for determining which forms of incentive compensation awarded to our executive officers shall be designed to qualify as “performance-based compensation.” To maintain flexibility in compensating our executive officers in a manner designed to promote our objectives, the Compensation Committee has not adopted a policy that requires all compensation to be deductible. However, our Compensation Committee may evaluate the effects of the compensation limits of Section 162(m) of the Code on any compensation it proposes to grant. The Compensation Committee intends to provide future compensation in a manner consistent with our best interests and those of our stockholders.

Compensation Policies and Practices

Our compensation program is intended to reward the management team and other employees for strong performance over the long-term, with consideration to near-term actions and results that strengthen and protect Masimo. We consider the potential risks in our business when designing and administering our pay program, and we believe our balanced approach to performance measurement and pay delivery works to avoid misaligned incentives for individuals to undertake excessive or inappropriate risk. Further, program administration is subject to internal controls, and when determining the principal outcomes—performance assessments and pay decisions—we rely on principles of sound governance and good business judgment.

Summary Compensation Table

The following table provides information regarding the compensation earned during the fiscal year ended January 2, 2010 by our chief executive officer, our chief financial officer, and our three other most highly compensated executive officers who were employed with us as of January 2, 2010. We refer to these five individuals collectively as our “named executive officers.” We generally pay bonuses in the year following the year in which the bonus was earned. We did not grant any type of equity award other than stock options to our named executive officers or other employees during the year ended January 2, 2010.

Name and Principal Position(s)	Year	Salary	Bonus	Option Awards(1)	All Other Compensation(2)(3)		Total
Joe Kiani	2009	$688,647	$195,624	$3,523,410	$21,831	(4)	$4,429,512
Chief Executive Officer and Chairman (PEO)	2008	679,606	343,200	3,928,770	424,530	(5)	5,376,106
	2007	555,801	329,670	2,222,550	126,823	(6),(16)	3,234,844
Mark P. de Raad	2009	307,456	69,782	352,341	22,021	(7)	751,600
Executive Vice President, Chief Financial Officer & Corporate Secretary (PFO)	2008 2007	303,427 280,383	122,425 116,478	— —	27,626 35,526	(8) (9),(16)	453,478 432,387
Jon Coleman(10)	2009	270,964	61,529	531,020	21,831	(11)	885,344
President, International
Rick Fishel	2009	308,607	70,038	352,341	23,897	(12)	754,883
President of Masimo Americas and Worldwide OEM Business
Yongsam Lee	2009	307,955	69,371	352,341	21,831	(13)	751,498
Executive Vice President, Regulatory Affairs & Chief Information Officer	2008 2007	302,818 288,984	121,703 105,320	392,877 —	127,863 56,095	(14) (15),(16)	945,261 450,399

(1)

Amounts set forth in the “Option Awards” column for 2007, 2008 and 2009 reflect the grant date fair value of option awards granted in the year indicated, computed in accordance with FASB ASC Topic 718. All of these amounts reflect certain assumptions with respect to these option awards and do not correspond to the actual value that will be recognized by the named executive officers. The actual value, if any, that may be realized from an option award is contingent upon the satisfaction of the conditions to vesting in that award, and upon the excess of the stock price over the exercise price, if any, on the date the option award is exercised. See Note 11 of the Notes to Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended January 2, 2010 filed with the SEC on February 17, 2010, for a discussion of assumptions made in determining the grant date fair value of the stock options granted in our fiscal years 2007, 2008 and 2009.

(2)

In March 2007, we made special bonus payments to our employees and directors in the aggregate amount of approximately $2.0 million who held vested stock options as of March 1, 2006. These special bonus payments were made from the after-tax proceeds that we received from our patent infringement lawsuit against Nellcor Puritan Bennett, Inc. (currently Covidien Ltd.) and interest earned thereon. The stock-based compensation expense associated with the special bonus payments made in 2007 was recorded in December 2006.

(3)

In 2008, our Compensation Committee adopted an accrued vacation payout policy. At the time the policy was adopted, if any employee had accrued vacation in an amount equal to greater than the amount of vacation the employee accrued on an annual basis, then we paid the employee cash consideration for the full amount of accrued vacation above the employee’s annual accrued vacation rate. The policy applies equally to all of our employees.

(4)	Consists of $6,900 in retirement savings plan matching contributions, $13,593 in medical insurance premiums and $1,338 in life insurance premiums.
(5)	Consists of $6,900 in retirement savings plan matching contributions, $14,096 in medical insurance premiums and $403,534 for the payment of approximately 32 weeks of accrued vacation.
(6)

Consists of $6,554 for certain travel expenses described in footnote 16 below, $37,300 for tax reimbursements related to both incentive trips and quarterly business planning session at offsite locations, $6,750 in retirement savings plan matching contributions, $12,088 in medical insurance premiums and $64,131 in accrued vacation.

(7)	Consists of $7,090 in retirement savings plan matching contributions, $13,593 in medical insurance premiums and $1,338 in life insurance premiums.
(8)	Consists of $6,900 in retirement savings plan matching contributions, $14,039 in medical insurance premiums and $6,687 for the payment of approximately one week of accrued vacation.
(9)

Consists of $649 for certain travel expenses described in footnote 16 below, $6,750 in retirement savings plan matching contributions, $11,951 in medical insurance premiums and $16,176 in accrued vacation.

(10)	Mr. Coleman became an employee of ours in August 2008.
(11)	Consists of $6,900 in retirement savings plan matching contributions, $13,593 in medical insurance premiums and $1,338 in life insurance premiums.
(12)	Consists of $7,065 in retirement savings plan matching contributions, $9,494 in medical insurance premiums, $1,338 in life insurance premiums and $6,000 in automobile allowances.
(13)	Consists of $6,900 in retirement savings plan matching contributions, $13,593 in medical insurance premiums and $1,338 in life insurance premiums.
(14)

Consists of $6,032 in retirement savings plan matching contributions, $13,981 in medical insurance premiums, $104,830 for the payment of approximately 19 weeks of accrued vacation and $3,020 for certain travel expenses as part of a business planning session at an offsite location.

(15)

Consists of $1,371 for certain travel expenses described in footnote 16 below, $9,706 for tax reimbursements related to both incentive trips and quarterly business planning session at offsite locations, $5,382 in retirement savings plan matching contributions, $11,849 in medical insurance premiums and $27,787 in accrued vacation.

(16)

In 2007, management held one of its quarterly business planning sessions at an offsite location. Participants in this planning meeting had the opportunity to be accompanied by both their spouse and, if applicable, their immediate family. In general, all extended family related travel expenses were paid directly by the executive, although in some cases, certain travel expenses were paid directly by us and are included in these reported totals.

Grants of Plan-Based Awards During Fiscal Year 2009

The following table presents information concerning grants of plan-based awards to each of the named executive officers during the year ended January 2, 2010. For the fiscal year ended January 2, 2010, we granted options to purchase an aggregate of 1,675,450 shares of our common stock, with a weighted average exercise price of $25.30 per share, to our employees, including grants to our named executive officers. The options included in the table below were issued under our 2007 Plan. Options granted under our 2007 Plan expire ten years from the date of grant. We did not grant any type of equity awards other than stock options to our named executive officers or other employees during the year ended January 2, 2010. See “—Employee Benefit Plans—2007 Stock Incentive Plan.”

The exercise price per share of each option granted to our named executive officers was equal to the fair market value of our common stock, as determined by our Compensation Committee, on the date of the grant. The exercise price is payable in cash or by check, in shares of our common stock previously owned by the optionee, subject to certain limitations, pursuant to a cashless exercise program approved by our Compensation Committee or through any combination of the foregoing.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price Per Share ($/Sh)(1)	Grant Date Fair Value of Option Awards ($)(2)
Joe Kiani	1/11/2009	300,000	$23.98	$3,523,410
Mark P. de Raad	1/11/2009	30,000	23.98	352,341
Jon Coleman	8/17/2009	50,000	24.68	531,020
Rick Fishel	1/11/2009	30,000	23.98	352,341
Yongsam Lee	1/11/2009	30,000	23.98	352,341

(1)

See Note 11 to the Notes to Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended January 2, 2010 filed with the SEC on February 17, 2009 for a discussion of methodology for determining the exercise price.

(2)

Amounts reflect the fair value per share as of the grant date of the award multiplied by the number of shares. The option exercise price has not been deducted from the amounts shown in this column. Regardless of the value on the grant date, the actual value will depend on the market value of our common stock on a date in the future when an award vests or stock option is exercised.

Outstanding Equity Awards at January 2, 2010

The following table presents the outstanding option awards held by each of our named executive officers as of January 2, 2010, including the value of the options awards. As of January 2, 2010, no other equity awards were outstanding.

	Option Awards(1)
Name	Option Grant Date	Number of Securities Underlying Unexercised Unearned Options (#) Exercisable	Number of Securities Underlying Unexercised Unearned Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Joe Kiani	5/24/2007	120,000	180,000	(2)	$15.40	5/24/2017
	2/7/2008	60,000	240,000	(3)	30.79	2/7/2018
	1/11/2009	—	300,000	(4)	23.98	1/11/2019
Mark P. de Raad	7/17/2006	132,000	108,000	(5)	10.67	7/17/2016
	1/11/2009	—	30,000	(4)	23.98	1/11/2019
Jon Coleman	8/11/2008	20,000	80,000	(6)	40.20	8/11/2018
	8/17/2009	—	50,000	(7)	24.68	8/17/2019
Rick Fishel	6/18/2004	90,000	—		2.75	6/18/2014
	4/14/2005	90,000	30,000	(8)	3.33	4/14/2015
	2/7/2008	6,000	24,000	(3)	30.79	2/7/2018
	1/11/2009	—	30,000	(4)	23.98	1/11/2019
Yongsam Lee	1/25/2001	12,000	—		2.75	1/25/2011
	7/19/2001	9,000	—		2.75	7/19/2011
	8/7/2002	12,000	—		2.75	8/7/2012
	1/23/2003	19,620	—		2.75	1/23/2013
	7/14/2003	25,380	—		2.75	7/14/2013
	1/3/2005	72,000	24,000	(9)	2.75	1/3/2015
	2/7/2008	6,000	24,000	(3)	30.79	2/7/2018
	1/11/2009	—	30,000	(4)	23.98	1/11/2019

(1)

For each named executive officer, the shares listed in this table are subject to a single stock option award carrying the varying exercise prices as set forth herein. The shares subject to each stock option vest over a five-year period, with 20% of the shares subject to the option vesting on each anniversary of the grant date, with partial or full vesting under certain circumstances upon a change in control of Masimo or various events specified in the named executive officer’s employment agreement or severance plan agreement, if applicable. The option awards remain exercisable until they expire ten years from the date of grant subject to earlier expiration following termination of employment.

(2)

20% of the shares subject to the option became exercisable on each of 5/24/08 and 5/24/09 and, subject to such earlier expiration or accelerated exercisability, 20% of the unexercisable shares relating to the option award will become exercisable on each of 5/24/10, 5/24/11 and 5/24/12.

(3)

20% of the shares subject to the option became exercisable on each of 2/7/09 and 2/7/10 and, subject to such earlier expiration or accelerated exercisability, 20% of the unexercisable shares relating to the option award will become exercisable on each of 2/7/10, 2/7/11 and 2/7/12.

(4)

20% of the shares subject to the option became exercisable on 1/11/10 and, subject to such earlier expiration or accelerated exercisability, 20% of the unexercisable shares relating to the option award will become exercisable on each of 1/11/11, 1/11/12, 1/11/13 and 1/11/14.

(5)

20% of the shares subject to the option became exercisable on each of 7/17/07, 7/17/08 and 7/17/09 and, subject to such earlier expiration or accelerated exercisability, 20% of the unexercisable shares relating to the option award will become exercisable on each of 7/17/10 and 7/17/11.

(6)

20% of the shares subject to the option became exercisable on 8/11/09 and, subject to such earlier expiration or accelerated exercisability, 20% of the unexercisable shares relating to the option award will become exercisable on each of 8/11/10, 8/11/11, 8/11/12 and 8/11/13.

(7)

Subject to such earlier expiration or accelerated exercisability, 20% of the unexercisable shares relating to the option award will become exercisable on each of 8/17/10, 8/17/11, 8/17/12, 8/17/13 and 8/17/14.

(8)	On 4/14/10, all shares subject to the option became exercisable.
(9)	On 1/3/10, all shares subject to the option became exercisable.

Options Exercises and Stock Vested During Fiscal Year 2009

No options were exercised by our named executive officers during the fiscal year ended January 2, 2010. As of January 2, 2010, we had not issued any stock awards to our named executive officers or other employees.

Pension Benefits

None of our named executive officers participates in or has account balances in qualified or non-qualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation

None of our named executive officers participate in or have account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us. The Compensation Committee, which is comprised solely of “outside directors,” as defined for purposes of Section 162(m) of the Code, may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if the Compensation Committee determines that doing so is in our best interests.

Employment Agreement and Offer Letters

Employment Agreement with Joe Kiani

In May 1996, we entered into an employment agreement with Mr. Kiani, our Chief Executive Officer. The agreement automatically renews on a daily basis and terminates three years from the date either party gives notice of termination to the other party.

The current employment agreement sets forth Mr. Kiani’s base salary of $706,992 per year, which is subject to adjustment by our Board or our Compensation Committee. Mr. Kiani is entitled to receive an annual bonus equal to 50% of his base salary in the event we attain certain financial goals set by our Board or our Compensation Committee. The employment agreement also entitles Mr. Kiani to participate in or receive benefits under all of our employee benefits plans and to be eligible to participate in any bonus plan created for the payment of bonuses to members of our management. In addition, the agreement provides that we will reimburse Mr. Kiani for all reasonable expenses incurred and paid by him in the course of the performance of his duties under the agreement and that we will further reimburse him for all reasonable travel and lodging expenses for his immediate family in the event his immediate family accompanies him during business travel. Under the employment agreement, “reasonable” expenses include travel and hospitality expenses for first class airplane travel and accommodations and expenses for travel using private or chartered aircraft. Mr. Kiani is exempt from our travel and expense policy and our expense reimbursement policy.

Under the employment agreement, we may terminate Mr. Kiani’s employment for “cause,” as a result of his disability under certain circumstances or for any other reason. Similarly, Mr. Kiani may terminate his employment for “good reason,” for health reasons or for any other reason upon six months written notice to us. If Mr. Kiani is terminated for cause, he is entitled to receive his full base salary through the date of termination. If Mr. Kiani’s employment is terminated as a result of his death, his designee or estate is entitled to receive his full base salary through the date of termination and an additional amount equal to 50% of his base salary in effect as of the date of his death for each of three consecutive years following his death, which shall be paid in substantially equal monthly installments over the three-year period. If Mr. Kiani’s employment is terminated as a result of his disability, he is entitled to receive his full base salary through the date of termination and an additional amount equal to 75% of his base salary then in effect for each of two consecutive years following the date of termination, which shall be paid in substantially equal monthly installments over the two-year period. If we terminate Mr. Kiani’s employment other than for cause, death or disability, or if Mr. Kiani terminates his employment with us for good reason, (i) he is entitled to receive his full base salary through the date of termination and an additional amount equal to two times the sum of his base salary then in effect plus the average annual bonus paid to Mr. Kiani over the prior three years, which shall be paid in installments over two years pursuant to our normal payroll practices, (ii) all of Mr. Kiani’s outstanding options will immediately vest, and (iii) we will be required to pay the full exercise price of all vested options held by Mr. Kiani, as well as all withholding taxes on the issuance of the shares underlying the vested options. In addition, Mr. Kiani shall be entitled to receive the foregoing payments and benefits in the event of a change in control of us or our Board. The cash payments must be paid to Mr. Kiani within thirty days of the change in control. Following a change in control, Mr. Kiani would not be entitled to receive any additional payments under the employment agreement.

In addition, if Mr. Kiani’s employment is terminated for any reason other than cause or as a result of his death, he will be entitled to participate in all of our employee benefit plans and programs that he participated in as of the date of his termination for the full term of his employment agreement as long as his participation is possible under the general terms and provisions of the plans. If for any reason Mr. Kiani is not permitted to participate in any of our employee benefit plans or programs after the date of his termination, he will be entitled to reimbursement of the amount paid by Mr. Kiani to obtain similar coverage to that offered by our benefit plans and programs but only for an amount up to the amount we would otherwise have paid on behalf of Mr. Kiani as an employee of ours under his employment agreement as of the date of his termination. The foregoing benefits and payments may be subject to a delay of up to six months as necessary to avoid the imposition of additional tax under Section 409A of the Code.

For purposes of Mr. Kiani’s employment agreement, termination for “cause” generally means his termination as a result of his willful and continued failure to substantially perform his duties under his employment agreement, his willful engaging in gross misconduct materially injurious to us or his willful violation of the provisions of his confidentiality agreement with us if the violation results in demonstrably material injury to us. Any termination for cause must be approved by at least 75% of the members of our Board. Termination for “good reason” under the employment agreement generally means as a result of our assignment to Mr. Kiani of any duties other than those contemplated by his employment agreement, a reduction in Mr. Kiani’s rate of compensation or fringe benefits or certain failures by us to comply with the compensation terms of the employment agreement. A “change in control” under the employment agreement generally means (i) the acquisition by any person or group of more than 35% of our outstanding voting stock, (ii) the acquisition of our assets that have a total fair market value of 40% or more of the total fair market value of all of our assets immediately before the acquisition by any person or group, or (iii) a change in a majority of the members of our Board in a rolling twelve month period, subject to certain limitations.

Under the employment agreement, if any payments or benefits payable to Mr. Kiani would be subject to the excise tax under Section 4999 of the Code, Mr. Kiani will be entitled to receive an additional “gross-up” payment to cover the amount of the excise taxes other than taxes imposed by Section 409A of the Code. An independent registered public accounting firm will make the initial determination as to whether a gross-up payment is required under the employment agreement.

See “—Potential Payments upon Termination or Change in Control” below.

Offer Letters with Other Executive Officers

Messrs. Campbell, Coleman, de Raad, Fishel, Jansen, Lee, O’Reilly, Paul and Sampath each signed an offer letter before commencing their employment with us. The offer letters set forth each officer’s position and title, starting salary, health benefits, number of options received and the vesting schedule of such options. Additionally, each offer letter states that the officer’s employment is “at-will” and may be terminated at any time by either the officer or us for any reason. See “—Potential Payments upon Termination or Change in Control” below.

Employee Proprietary Agreements

Each of our named executive officers has also entered into a standard form agreement with respect to proprietary information and inventions. Among other things, this agreement obligates each named executive officer to refrain from disclosing any of our proprietary information received during the course of his employment and, with some exceptions, to assign to us any inventions conceived or developed during the course of his employment.

Cash Bonus Plans

In July 2007, our Board approved the following cash bonus plans, both of which cover our named executive officers:

Executive Annual Cash Bonus Award Plan

The purpose of our Executive Annual Plan is to provide our executive officers with additional incentives to deliver exceptional financial and operational results on an annual basis. Our Executive Annual Plan became effective on January 1, 2007.

Administration. The Executive Annual Plan is administered by our Board or committee designated by the Board, which is referred to as the Administrator. Our Board has authorized our Compensation Committee to act as the Administrator. The Administrator has the right to construe the Executive Annual Plan, and to determine any factual or legal question arising in connection with the operation of the plan. In addition, the Administrator has the unilateral right to amend, suspend, modify or terminate the Executive Annual Plan at any time with respect to all or some executives and with respect to any unpaid bonuses that are or could have become payable, whether for the current or future years.

Eligibility. Any of our executive officers may participate in the Executive Annual Plan if the Administrator so determines pursuant to guidelines set forth in the plan. In addition, the Administrator may select other officers and key employees to participate in the Executive Annual Plan. However, unless the Administrator determines otherwise in writing for a particular plan year, an executive officer or other employee may not participate in the Executive Annual Plan if he or she is normally scheduled to work an average of less than forty hours per week or if the executive or other employee works for us for less than six months and one day during the applicable plan year. Each of our current executive officers other than Brian Campbell was eligible to receive cash bonuses under the Executive Annual Plan for 2009. In addition, the Executive Annual Plan does not cover any executive or other employee who is covered by another cash bonus arrangement or non-equity variable compensation plan with us during the applicable plan year excluding any severance plan or agreement with us and our Multi-Year Plan discussed below.

Bonus Amounts and Payments. We pay bonuses for a plan year under the Executive Annual Plan if and only if the Administrator has approved written resolutions that either establish the terms and conditions relating to the payment of bonuses that will apply for the plan year, or otherwise approve the payment of bonuses. Our executives are entitled to bonuses only if they are still employed by us when we actually pay bonuses under the plan.

Under the Executive Annual Plan, our executives are eligible to receive an annual cash bonus based on our achievement of certain financial and other performance targets established by the Compensation Committee, as well as other quantitative and qualitative factors established by our Chief Executive Officer for the other named executive officers. Pursuant to the terms of the Executive Annual Plan, the bonus award for each named executive officer is calculated based upon the product of (A) the named executive officer’s base salary as of the last day of the plan year, multiplied by (B) (i) the target bonus percentage factor assigned to the job classification level of the named executive officer, multiplied by (ii) the company percentage factor assigned by the Compensation Committee based upon the attainment of financial and other performance measures established by the Compensation Committee during the first three months of the plan year, multiplied by (iii) the named executive officer’s individual percentage factor assigned by the Chief Executive Officer for the other named executive officers and in the case of our Chief Executive Officer, assigned by the Compensation Committee. Under the Executive Annual Plan, the Compensation Committee has the discretion to pay a higher bonus amount by substituting in the above-referenced calculation a “maximum bonus percentage” for each participant’s “target bonus percentage factor” for any plan year based upon the participant’s job classification level. Amounts payable under the Executive Annual Plan are pro rated based on the number of full weeks during the plan year in which the participant is employed with us.

For purposes of the company percentage factor, in the event the Compensation Committee determines that we achieve (i) less than 100% of the financial and other performance targets for the plan year, it has the discretion to set the company percentage factor at any percentage, including zero, (ii) 100% of the financial and other performance measures for the plan year, the company percentage factor shall automatically be set at 100%, and (iii) more than 100% of the financial and other performance targets for the plan year, it has the discretion to set the company percentage factor at any percentage at or above 100%. For 2007, 2008 and 2009 bonuses, the target bonus percentage factor assigned to the position of chief executive officer was 50% and the target bonus percentage factor assigned the positions of our other executive officers was 40%. Under the Executive Annual Plan, each named executive officer’s individual percentage factor could range from 0% to 100%. For all of our named executive officers other than our Chief Executive Officer, the individual percentage factor is determined by our Chief Executive Officer based upon our Chief Executive Officer’s subjective determination of the participant’s overall performance, taking into account such factors and goals assigned to the participant during the plan year. For purposes of determining the individual factor of our Chief Executive Officer under the Executive Annual Plan, the Compensation Committee makes a subjective determination of the Chief Executive Officer’s overall performance during the plan year, provided that in the event the Compensation Committee establishes the company percentage factor at or above 100%, our Chief Executive Officer’s individual percentage factor is automatically set at 100%.

Executive Multi-Year Cash Bonus Award Plan

The purpose of our Multi-Year Plan is to provide our executive officers with additional incentives to deliver exceptional financial and operational results in each three-year plan period. The Multi-Year Plan became effective on January 1, 2008.

Administration. The Multi-Year Plan is administered by our Board or a committee designated by the Board, which is referred to as the Administrator. Our Board has authorized our Compensation Committee to act as the Administrator. The Administrator has the right to construe the Multi-Year Plan, and to determine any factual or legal question arising in connection with the operation of the Multi-Year Plan. In addition, the Administrator has the unilateral right to amend, suspend, modify or terminate the Multi-Year Plan at any time with respect to all or some executives and with respect to any unpaid bonuses that are or could have become payable, whether for the current or future years.

Eligibility. Any of our executive officers may participate in the Multi-Year Plan if the Administrator so determines pursuant to guidelines in the plan. In addition, the Administrator may select other officers and key employees to participate in the Multi-Year Plan. However, unless the Administrator determines otherwise in writing for a particular plan period, an executive officer or other employee may not participate in the Multi-Year Plan if he or she is normally scheduled to work an average of less than forty hours per week or if the executive or other employee is not employed by us for the last eighteen months of the three-year plan period. In addition, the Multi-Year Plan does not cover any executive or other employee who is covered by another cash bonus arrangement or non-equity variable compensation plan with us during the applicable plan period excluding any severance plan or agreement with us and our Executive Annual Plan.

Bonus Amounts and Payments. We pay bonuses for a plan period under the Multi-Year Plan if and only if the Administrator has approved written resolutions that either establish the terms and conditions relating to the payment of bonuses that will apply for the plan period, or otherwise approve the payment of bonuses. Plan periods are series of three-year periods commencing on January 1, 2008. The first plan period under the Multi-Year Plan began on January 1, 2008 and will end on December 31, 2010, inclusive. Our executives are entitled to bonuses only if they are still employed by us when we actually pay bonuses under the plan.

Under the Multi-Year Plan, our executives are eligible to receive a cash bonus at the end of an applicable three-year bonus period based on our achievement of certain financial targets established by our Compensation Committee as long as they have been employed with us for at least 18 months during the plan period. Pursuant to the terms of the Multi-Year Plan, the bonus award for each named executive officer is calculated based upon the product of (A) three times the named executive officer’s average salary over the three-year plan period, multiplied by (B) (i) the multi-year performance bonus percentage factor assigned to the job classification level of the named executive officer, multiplied by (ii) the company percentage factor assigned by the Compensation Committee based upon the attainment of financial measures established by our Compensation Committee during the first three months of the plan period, multiplied by (iii) the named executive officer’s individual percentage factor assigned by the Chief Executive Officer for the other named executive officers and in the case of our Chief Executive Officer, assigned by the Compensation Committee. Amounts payable under the Multi-Year Plan are pro rated based on the number of full weeks during the plan period in which the participant is employed with us.

For purposes of the company percentage factor, in the event the Compensation Committee determines that we achieve (i) less than 100% of the financial measures for the plan period, it has the discretion to set the company percentage factor at any percentage, including zero; (ii) 100% of the financial measures for the plan period, the company percentage factor shall automatically be set at 100%; and (iii) more than 100% of the financial measures for the plan period, it has the discretion to set the company percentage factor at any percentage at or above 100%. Under the Multi-Year Plan, each named executive officer’s individual percentage factor could range from 0% to 100%. For all of our named executive officers other than our Chief Executive Officer, the individual percentage factor is determined by our Chief Executive Officer based upon our Chief Executive Officer’s subjective determination of the participant’s overall performance, taking into account such factors and goals assigned to the participant during the plan period. For purposes of determining the individual factor of our Chief Executive Officer under the Multi-Year Plan, the Compensation Committee makes a subjective determination of the Chief Executive Officer’s overall performance during the plan period, provided that in the event the Compensation Committee establishes the company percentage factor at or above 100%, then our Chief Executive Officer’s individual percentage factor is automatically set at 100%.

For the 2008 to 2010 plan period, the multi-year performance bonus percentage for our executive officers, as defined in the Multi-Year Plan, excluding our Chief Executive Officer, has been set at 40%, and the multi-year performance bonus percentage for our Chief Executive Officer has been set at 50%.

Employee Benefit Plans

Third Amended and Restated 1996 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan

Our 1996 Plan was initially adopted by our Board and approved by our stockholders in May 1996. The 1996 Plan terminated automatically on May 4, 2006 and we cannot grant any additional awards thereunder. However, options outstanding under the 1996 Plan will continue to be governed by their existing terms under the 1996 Plan. Any shares of our common stock that are issuable pursuant to options outstanding under our 1996 Plan that hereafter would otherwise become available for future grant under the 1996 Plan will be automatically added to the share reserve of our 2007 Plan. See “—2007 Stock Incentive Plan” below.

Awards. The 1996 Plan provided for grants of the following:

•	incentive stock options (“ISOs”), as defined under the Code, which could be granted solely to our employees, including officers and employee directors;

•	nonstatutory stock options (“NSOs”), which could be granted to our directors, consultants or employees, including officers; and

•	stock purchase rights, which could be granted to our directors, consultants or employees, including officers. We did not grant any stock purchase rights under the 1996 Plan.

Share Reserve. As of February 28, 2010, an aggregate of 825,410 shares of our common stock were reserved for issuance under the 1996 Plan, comprised solely of options to purchase shares of common stock outstanding as of such date. Shares issued under the 1996 Plan may be previously unissued shares or reacquired shares bought on the market or otherwise.

Administration. Authority to control and manage the operation and administration of the 1996 Plan was vested with the Board, which was permitted to delegate some or all of such responsibilities to a committee. In this discussion, we refer to our Board and the Compensation Committee collectively as the Administrator. Subject to the terms of the 1996 Plan, the Administrator had the power to determine, among other things, the terms of the options or stock purchase rights granted, including the exercise price of the option or stock purchase right, the designation of stock options as ISOs or NSOs, the number of shares issuable under each option or stock purchase right, the exercisability of each option or stock purchase right, and the form of consideration payable upon the exercise of each option or stock purchase right. The Administrator also had the authority to amend, suspend or terminate the 1996 Plan, so long as no such action affected any shares of common stock previously issued and sold or any option previously granted under the 1996 Plan. During any calendar year, each optionee could only be granted options to purchase a maximum of 1,500,000 shares.

Stock Options. All stock options granted under the 1996 Plan were granted pursuant to a stock option agreement. Under the 1996 Plan, the exercise price of all ISOs granted under the 1996 Plan had to be at least equal to the fair market value of our common stock on the date of grant. The exercise price of NSOs granted under the 1996 Plan was determined by the Administrator, but in no event could be less than 85% of fair market value. For NSOs intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the exercise price had to be at least equal to the fair market value of our common stock on the date of grant. For any participant who owned stock representing more than 10% of the voting power of all classes of our outstanding capital stock, the exercise price of any incentive stock option granted had to be at least equal to 110% of the fair market value on the grant date and the term of such incentive stock option could not exceed five years. The aggregate fair market value, determined at the time of grant, of shares of our common stock subject to ISOs that are exercisable for the first time by an optionee during any calendar year under all of our stock plans could not exceed $100,000. The options or portions of options that exceed this limit are treated as NSOs. Stock options vest at the rate specified in the stock option agreement, as determined by the Administrator.

In general, the term of all other options granted under the 1996 Plan does not exceed ten years. If a participant’s service relationship with us, or any affiliate of ours, terminates due to disability or death, the participant, or his or her beneficiary, may exercise any vested options during the one-year period immediately following termination of service, unless such options expire prior to such time. If an optionee’s relationship with us, or any affiliate of ours, ceases for any reason other than disability or death, the optionee may exercise any vested options during the three-month period immediately following the termination of service, unless such options expire prior to such time.

Applicable forms of consideration for the exercise of options granted under the 1996 Plan were determined by the Administrator and may include cash or common stock previously owned by the optionee that have been held by the participant for at least six months, or payment through delivery of a promissory note, cancellation of indebtedness, a deferred payment arrangement, a broker-assisted exercise or other legal consideration or arrangements approved by the Administrator.

Options granted under our 1996 Plan are generally not transferable by the optionee, other than by will or the laws of descent and distribution, and each option is exercisable during the lifetime of the optionee only by such optionee.

Change in Control. Under the 1996 Plan and the forms of option agreement used under the 1996 Plan, in the event of a change in control of us, 50% of the unvested shares subject to outstanding options or repurchase rights will become fully vested and the Administrator may further:

•

provide for the purchase of each outstanding option or stock purchase right for an amount of cash or other property that could have been received upon the exercise of the option or stock purchase right as if they had been exercisable;

•	adjust the terms of the options and stock purchase rights in a manner determined by the Administrator to reflect the merger or sale of assets causing the change in control;

•	cause the options and stock purchase rights to be assumed by, or substituted with comparable rights by the successor corporation; or

•	make such other provisions as the Administrator may consider equitable.

If the Administrator does not take any of the foregoing actions, all options and stock purchase rights shall terminate upon the change in control, and the Administrator must provide written notice of the proposed transaction to be given to all participants not less than fifteen days prior to the effective date of the transaction.

2004 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan

Our 2004 Plan was initially adopted by our Board and initially approved by our stockholders in April 2004. Unless terminated sooner, the 2004 Plan will terminate automatically pursuant to its terms in April 2014. Upon completion of our initial public offering in August 2007, at which time our 2007 Stock Incentive Plan became effective, all of the options available for future grant under our 2004 Plan as of such time automatically became reserved for awards issuable under our 2007 Plan. In addition, any shares of our common stock that are issuable pursuant to options outstanding under our 2004 Plan that hereafter would otherwise become available for future grant under the 2004 Plan will be automatically added to the share reserve of our 2007 Plan. See “—2007 Stock Incentive Plan” below. No further equity awards may be made under our 2004 Plan. However, options outstanding under the 2004 Plan will continue to be governed by their existing terms under the 2004 Plan.

Awards. The 2004 Plan provides for the grant of the following:

•	ISOs, which may be granted solely to our employees, including our executive officers; and

•	NSOs, which may be granted to our directors, consultants or employees, including officers; and

•	stock purchase rights, which may be granted to our directors, consultants or employees, including officers. We did not grant any stock purchase rights under the 2004 Plan.

Share Reserve. As of February 28, 2010, an aggregate of 2,760,261 shares of our common stock were reserved for issuance under the 2004 Plan, comprised solely of options to purchase shares of common stock outstanding as of such date. Shares issued under the 2004 Plan may be previously unissued shares or reacquired shares bought on the market or otherwise.

Administration. Authority to control and manage the operation and administration of the 2004 Plan is vested with the Board, which may delegate some or all of such responsibilities to a committee. In this discussion, we refer to our Board and the Compensation Committee collectively as the Administrator. Subject to the terms of the 2004 Plan, the Administrator has the power to determine, among other things, the terms of the options or stock purchase rights granted, including the exercise price of the option or stock purchase right, the designation of stock options as ISOs or NSOs, the number of shares issuable under each option or stock purchase right, the exercisability of each option or stock purchase right, and the form of consideration payable upon the exercise of each option or stock purchase right. The Administrator has the authority to amend, suspend or terminate the 2004 Plan, so long as no such action affects any shares of common stock previously issued and sold or any option previously granted under the 2004 Plan. During any calendar year, each optionee may be granted options to purchase a maximum of 500,000 shares under the 2004 Plan.

Stock Options. All stock options granted under the 2004 Plan were granted pursuant to a stock option agreement. The exercise price of all ISOs granted under the 2004 Plan must be at least equal to the fair market value of our common stock on the date of grant. The exercise price of NSOs granted under the 2004 Plan is determined by the Administrator, but in no event may be less than 85% of fair market value. For NSOs intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the exercise price must be at least equal to the fair market value of our common stock on the date of grant. For any participant who owns stock representing more than 10% of the voting power of all classes of our outstanding capital stock, the exercise price of any incentive stock option granted must be at least equal to 110% of the fair market value on the grant date and the term of such incentive stock option must not exceed five years. The aggregate fair market value, determined at the time of grant, of shares of our common stock subject to ISOs that are exercisable for the first time by an optionee during any calendar year under all of our stock plans may not exceed $100,000. The options or portions of options that exceed this limit are treated as NSOs. Stock options vest at the rate determined by the Administrator, provided that at least 20% of the shares subject to any option shall become exercisable each year over a five-year period. At the discretion of the Administrator, the stock option agreement may provide that for ninety days following termination of a participant’s employment with us or one of our subsidiaries, we will have the right to repurchase, at the fair market value of our common stock, any shares issued to a participant pursuant to the exercise of an option.

In general, the term of all other options granted under the 2004 Plan may not exceed ten years. If a participant’s service relationship with us, or any affiliate of ours, terminates due to disability or death, the participant, or his or her beneficiary, may exercise any vested options during the one-year period immediately following termination of service, unless such options expire prior to such time. If an optionee’s relationship with us, or any affiliate of ours, ceases for any reason other than disability or death, the optionee may exercise any vested options during the forty-five day period immediately following the termination of service, unless such options expire prior to such time. In the event a participant’s service relationship with us, or any affiliate of ours, terminates other than due to disability or death, we have the right to repurchase from the participant any shares of common stock issued to the participant under the 2004 Plan at a purchase price equal to the fair market value of our common stock as of the date the participant’s service terminated. The repurchase right may be exercised at any time during the ninety day period following the date of the participant’s termination.

Applicable forms of consideration for the exercise of options granted under the 2004 Plan will be determined by the Administrator and may include cash or common stock previously owned by the optionee that have been held by the participant for at least six months, or payment through a deferred payment arrangement, a broker-assisted exercise or other legal consideration or arrangements approved by the Administrator.

Options granted under our 2004 Plan are generally not transferable by the optionee, other than by will or the laws of descent and distribution, and each option is exercisable during the lifetime of the optionee only by such optionee.

Change in Control. Under the 2004 Plan and the forms of NSO and ISO agreements, in the event of a change in control of us:

•

in which the acquiror neither assumes the options outstanding under the 2004 Plan nor issues the 2004 Plan participants substitute stock options under the acquiror’s equity plan in exchange for the 2004 Plan stock options, then 50% of the unvested options outstanding under the 2004 Plan shall automatically become fully vested as of prior to the consummation of the change in control. The 2004 Plan participants would be entitled to exercise their vested options at any time prior to the change in control and all options outstanding under the 2004 Plan that are not exercised prior to the change in control would automatically terminate.

•

in which the acquiror elects to assume the options outstanding under the 2004 Plan, each plan participant’s options would continue to be governed by the terms of the 2004 Plan and his or her 2004 Plan option agreements. If, following the change in control, the participant remains employed with us or one of our subsidiaries, or the participant becomes an employee of the acquiror (or one of its affiliates), then 50% of the participant’s unvested options outstanding under the 2004 Plan shall automatically become fully vested in the event either the participant is terminated from employment without “cause” or the participant terminates his or her employment due to a “material negative change in job position.”

•

in which the acquiror elects to issue the 2004 Plan participants substitute options under the acquiror’s equity plan in exchange for terminating the participant’s 2004 Plan stock options, the substitute options would be governed by the terms of the acquiror’s equity plan and accompanying form of option agreement. If, following the change in control, the participant remains employed with us or one of our subsidiaries, or the participant becomes an employee of the acquiror (or one of its affiliates), then 50% of the participant’s unvested options outstanding under the 2004 Plan shall automatically become fully vested in the event either the participant is terminated from employment without “cause” or the participant terminates his or her employment due to a “material negative change in job position.”

Under the 2004 Plan, a change in control generally includes:

•	an acquisition of 80% or more of our outstanding stock by any person or group;

•	a merger or consolidation of us after which our stockholders as of immediately prior to the merger or consolidation own 20% or less of the surviving entity;

•	a sale of all or substantially all of our assets; or

•	a complete liquidation or dissolution of Masimo.

For purposes of the 2004 Plan, “cause” means the participant’s conviction of a felony, an act of material dishonesty or fraud by the participant against us or our stockholders, or the participant’s willful breach of any duty owed by the participant to us or our subsidiaries and “material negative change in job position” means a reduction in the participant’s base compensation or a substantial diminution in the participant’s duties and responsibilities.

2007 Stock Incentive Plan

Our Board adopted our 2007 Stock Incentive Plan (the “2007 Plan”) in November 2006. The 2007 Plan was approved by our stockholders in June 2007 and became effective upon the effective date of our initial public offering on August 7, 2007. The 2007 Plan will terminate on August 7, 2017, unless our Board terminates it earlier.

Awards. The 2007 Plan provides for the grant of the following awards:

•	ISOs, which may be granted solely to our employees, including our executive officers; and

•

NSOs, stock appreciation rights, restricted stock awards, unrestricted stock awards, restricted stock unit awards and performance awards, which may be granted to our directors, consultants or employees, including our executive officers.

Purpose. The purpose of our 2007 Plan is to encourage and enable our directors, consultants and employees, including our executive officers, to acquire or increase their holdings of common stock and other interests in us in order to promote a closer identification of their interests with those of us and our stockholders, thereby further stimulating their efforts to enhance our efficiency, soundness, profitability, growth and stockholder value.

Administration. The 2007 Plan is administered by the Compensation Committee of our Board, provided that our Board may act in lieu of the Compensation Committee on any matter. In this discussion, we refer to our Board and the Compensation Committee collectively as the Administrator. Subject to the terms and conditions of the 2007 Plan, the Administrator is authorized to select participants, determine the type and number of awards to be granted and the number of shares to which awards will relate or the amount of a performance award, specify dates at which awards will be exercisable or settled, including performance conditions that may be required as a condition thereof, set other terms and conditions of such awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2007 Plan, and make all other determinations that may be necessary or advisable for the administration of the 2007 Plan. Acceptable forms of consideration for the purchase of our common stock issued under the 2007 Plan will be determined by the Administrator and may include cash, common stock previously owned by the participant, payment through a broker-assisted exercise or any combination of the foregoing. In addition, the Administrator may delegate its authority under the 2007 Plan to the extent permitted by the Delaware General Corporation Law, except delegation is limited where necessary to meet requirements under Rule 16b-3 under the Exchange Act or Section 162(m) of the Code. Neither we nor the Administrator may reprice any stock option or stock appreciation right granted under the 2007 Plan without first obtaining the approval of our stockholders.

Share Reserve. As of February 28, 2010, an aggregate of 6,456,089 shares of our common stock were reserved for issuance under the Plan, plus the number of shares of our common stock that were previously authorized for issuance under our 1996 Plan and 2004 Plan that have become available for future issuance under those plans after the effectiveness of our 2007 Plan, and any additional shares that otherwise would have become available for future issuance under our 1996 Plan and 2007 Plan. In addition, unless otherwise provided by the Administrator, this amount will be automatically increased annually on the first day of each fiscal year by 3% of the aggregate number of shares of our common stock outstanding on the last day of the immediately preceding fiscal year. Shares of our common stock subject to options and other stock awards that have expired or otherwise terminate under the 2007 Plan without having been exercised in full will again become available for grant under the 2007 Plan. Shares of our common stock issued under the 2007 Plan may include previously unissued shares or reacquired shares bought on the market or otherwise. If any shares of our common stock subject to a stock award are not delivered to a participant because such shares are withheld for the payment of taxes or the stock award is exercised through a net exercise, then the number of shares that are not delivered to participants shall again become available for grant under the 2007 Plan. In addition, if the exercise of any stock award is satisfied by tendering shares of our common stock held by the participant, then the number of shares tendered shall become available for grant under the 2007 Plan. The maximum number of stock options and stock appreciation rights that may be issued to a single participant in any calendar year under our 2007 Plan is 3,000,000 shares. As of February 28, 2010, there were 4,452,000 shares of common stock subject to options outstanding under our 2007 Plan.

Stock Options. Stock options will be granted pursuant to stock option agreements. The exercise price for stock options cannot be less than 100% of the fair market value of our common stock on the date of grant. Options granted under the 2007 Plan will vest at the rate specified in the option agreement. A stock option agreement may provide for early exercise of NSOs prior to vesting. Unvested shares of our common stock issued in connection with an early exercise may be repurchased by us upon termination of the participant’s service. In general, the term of stock options granted under the 2007 Plan may not exceed ten years. Unless the terms of a participant’s stock option agreement provide for earlier or later termination, if a participant’s service relationship with us, or any affiliate of ours, ceases for any reason other than for cause, disability or death, the participant may exercise any vested options for up to ninety days after the date the service relationship ends, unless the terms of the stock option agreement provide for a longer or shorter period to exercise the option. If a participant’s service relationship with us, or any affiliate of ours, ceases due to disability, the participant may exercise any vested options for up to one year after the date the service relationship ends. If a participant’s service relationship with us, or any affiliate of ours, ceases due to death, or the participant dies within thirty days following the date the service relationship ends other than for cause, the participant’s beneficiary may exercise any vested options for up to one year following the date of death. If a participant’s relationship with us, or any affiliate of ours, ceases due to termination for cause, the option will terminate at the time the participant’s relationship with us, or an affiliate of ours, terminates. In no event may an option be exercised after its expiration date.

Incentive stock options may be granted only to our employees, including executive officers. The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of our equity plans may not exceed $100,000. The options or portions of options that exceed this limit are automatically treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock representing more than 10% of the total combined voting power of us or any affiliate of ours unless the following conditions are satisfied:

•	the option exercise price is at least 110% of the fair market value of our common stock on the date of grant; and

•	the term of the ISO does not exceed five years from the date of grant.

Stock Appreciation Rights. Stock appreciation rights will be granted through a stock appreciation rights agreement. Each stock appreciation right is denominated in common stock equivalents. The exercise price of each stock appreciation right will be determined by the Administrator at the time of grant and will not be less than 100% of the fair market value of the common stock underlying the right. In general, the term of a stock appreciation right may not exceed ten years. Upon exercise of a stock appreciation right, we will pay the participant an amount equal to the excess of (i) the aggregate fair market value of our common stock on the date of exercise, over (ii) the aggregate exercise price determined by the Administrator on the date of grant. Stock appreciation rights will be paid either in cash, in shares of our common stock or partly in cash and partly in shares. Unless otherwise provided in a stock appreciation rights agreement, all stock appreciation rights will be settled in shares of our common stock, with cash paid for fractional shares. The administrator may also impose any restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. A recipient’s stock appreciation rights agreement shall specify the terms upon which the recipient may exercise a stock appreciation right in the event the recipient’s relationship with us, or any affiliate of ours, ceases for any reason. Absent this disclosure, a stock appreciation right shall be governed by the same post-termination provisions applicable to options granted under the 2007 Plan, as discussed above. Stock appreciation rights carry no voting or dividend rights or other rights associated with stock ownership.

Restricted and Unrestricted Stock Awards. Restricted stock awards will be granted pursuant to restricted stock award agreements. A restricted stock award may be issued for nominal or no cost and may be granted in consideration for the recipient’s past or future services performed for us or an affiliate of ours. Participants receiving a restricted stock award generally have all of the rights of a stockholder with respect to such stock, including rights to vote the shares and receive dividends. Shares of our common stock acquired under a restricted stock award will be subject to forfeiture to us in accordance with vesting conditions based upon a schedule or performance criteria established by the Administrator. Generally, except as otherwise provided in the applicable restricted stock award agreement, restricted stock awards that have not vested will be forfeited upon the participant’s termination of continuous service with us or an affiliate of ours for any reason. We will return the purchase price for a forfeited restricted stock award only if set forth in the participant’s restricted stock award agreement.

Unrestricted stock awards are similar to restricted stock awards, provided that shares of our common stock acquired under an unrestricted stock award will be fully vested on the date of grant.

Restricted Stock Unit Awards. Restricted stock unit awards will be granted pursuant to restricted stock unit award agreements. Restricted stock units are denominated in common stock equivalents. They are typically awarded to participants without payment of consideration, but are subject to vesting conditions based upon a schedule or performance criteria established by the Administrator. Unlike restricted stock, the stock underlying restricted stock units will not be issued until the stock units have vested. Prior to settlement, restricted stock unit awards carry no voting or dividend rights or other rights associated with stock ownership, but unless otherwise provided in a participant’s restricted stock unit award agreement, dividend equivalents will accrue from the date the award is granted until the date the shares underlying a restricted stock unit are issued. Except as otherwise provided in the applicable restricted stock unit award agreement, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service with us or an affiliate of ours for any reason.

Performance Awards. Performance awards may be granted, vest or be exercised based upon the attainment of certain performance goals during a certain period of time. The performance awards may be issued as performance-based compensation that is not subject to the income tax deductibility limitations imposed by Section 162(m) of the Code if the grant or vesting of one or more stock awards and the delivery of cash is tied solely to the attainment of certain performance goals during a designated performance period. The length of any performance period, the performance goals to be achieved during the performance period and the measure of whether and to what degree such performance goals have been attained shall be determined by the Administrator. The maximum amount to be received by any individual in any performance period, which shall not be less than one fiscal year, under performance awards issued under the 2007 Plan may not exceed 3,000,000 shares of our common stock and $1,000,000 in cash.

Internal Revenue Code Section 409A Requirements. Certain awards under the 2007 Plan may be considered “nonqualified deferred compensation” for purposes of Section 409A of the Code (“Section 409A”), which imposes certain requirements on compensation that is deemed under Section 409A to involve nonqualified deferred compensation. Among other things, the requirements relate to the timing of elections to defer, the timing of distributions and prohibitions on the acceleration of distributions. Failure to comply with these requirements (or an exception from such requirements) may result in the immediate taxation of all amounts deferred under the nonqualified deferred compensation plan for the taxable year and all preceding taxable years, by or for any participant with respect to whom the failure relates, the imposition of an additional 20% income tax on the participant for the amounts required to be included in gross income and the possible imposition of penalty interest on the unpaid tax. Generally, Section 409A does not apply to incentive awards that are paid at the time the award vests. Likewise, Section 409A typically does not apply to restricted stock. Section 409A may, however, apply to incentive awards the payment of which is delayed beyond the calendar year in which the award vests. Treasury regulations generally provide that the type of awards provided under the 2007 Plan will not be considered nonqualified deferred compensation. However, to the extent that Section 409A applies to an award issued under the 2007 Plan, the 2007 Plan and all such awards will, to the extent practicable, be construed in accordance with Section 409A. Under the 2007 Plan, the Administrator has the discretion to grant or to unilaterally modify any award issued under the 2007 Plan in a manner that conforms with the requirements of Section 409A with respect to deferred compensation or voids any participant election to the extent it would violate Section 409A. The Administrator also has sole discretion to interpret the requirements of the Code, including Section 409A, for purposes of the 2007 Plan and all awards issued under the 2007 Plan.

Transferability of Awards. Generally, a participant may not transfer an award granted under the 2007 Plan other than by will or the laws of descent and distribution. However, a participant may transfer an NSO pursuant to a domestic relations order. In addition, if provided in an award agreement, NSOs, stock appreciation rights settled in shares, restricted stock awards and performance awards granted under the 2007 Plan may be transferred by instrument to the participant’s immediate family or an inter vivos or testamentary trust or by gift to charitable institutions.

Changes to Capital Structure. In the event there is a specified type of change in our capital structure not involving the receipt of consideration by us, such as a stock split, stock dividend, combination, recapitalization or reclassification, the number of shares reserved under the 2007 Plan and the number of shares and exercise price, if applicable, of all outstanding stock awards will be appropriately adjusted.

Change in Control. In the event of a change in control of us, the Administrator may take one or more of the following actions without the consent of any 2007 Plan participant or stockholder of ours:

•	arrange for all outstanding stock awards under the 2007 Plan to be assumed, continued or substituted for by any entity surviving the change in control;

•	accelerate in part or in full the vesting provisions of stock awards held by participants;

•	arrange or otherwise provide for the payment of cash or other consideration to participants in exchange for the satisfaction or cancellation of such stock awards; or

•	generally make such other modifications, adjustments or amendments to outstanding awards or the 2007 Plan as the Administrator deems necessary or appropriate.

In the event that an award outstanding under the 2007 Plan is not exercised in full prior to consummation of a change in control in which the award is not being assumed, continued or substituted for, the award shall automatically terminate as of immediately prior to the consummation of the transaction. In addition, the 2007 Plan provides that in the event a participant is involuntarily terminated in connection with, or within twelve months after, a change in control of us, each of the participant’s stock awards outstanding under the 2007 Plan that are assumed, continued or substituted for by a surviving entity in connection with the change in control will become fully vested.

Involuntary termination includes (i) a discharge without cause, or (ii) voluntary resignation by the participant within sixty days following a material reduction in the participant’s job responsibilities, an involuntary relocation of participant’s work site to a location more than fifty miles from the participant’s work site as of immediately prior to the change in control or a material reduction in the participant’s total compensation other than as part of a reduction by the same percentage amount of the compensation of all other similarly-situated employees. A change in control generally includes:

•	a merger or consolidation of us after which our own stockholders as of immediately prior to the merger or consolidation own 50% or less of the surviving entity;

•	a sale of all or substantially all of our assets;

•	a complete liquidation or dissolution of us; or

•	an acquisition of 50% or more of our outstanding stock by any person or group.

Plan Amendments. Our Board will have the authority to amend or terminate the 2007 Plan. However, no amendment or termination of the plan will adversely affect any rights under outstanding awards unless agreed to in writing by the affected participant. We will obtain stockholder approval of any amendments to the 2007 Plan as required by applicable law.

CEO and Executive Officer Equity Award Compensation Policy

In May 2007, our Board adopted our Equity Award Compensation Policy, which was most recently amended effective January 4, 2008. Under the Equity Award Compensation Policy, our Chief Executive Officer and other executive officers designated by our Compensation Committee are eligible to receive an annual non-qualified stock option grant. Generally an executive officer is first eligible to receive an annual grant once the executive first becomes vested as to at least 60% of the first option grant the executive receives from us. Once eligible, our Chief Executive Officer will receive an annual option grant to purchase an aggregate of 300,000 shares of common stock and our other executive officers may receive an annual option grant to purchase the number of shares of common stock approved by our Compensation Committee at the time of grant. The specific amount of the stock option for each named executive officer other than our Chief Executive Officer is based on a subjective assessment by the Compensation Committee of the extent to which the stock options will further Masimo’s goals of retaining executives and motivating the executives to achieve strong long-term performance. In connection with this determination, the Compensation Committee also takes prior year grant levels and individual roles and responsibilities when determining the specific amount of the option award values to be awarded to each of the other named executive officers. All options granted under the Equity Award Compensation Policy will have an exercise price equal to the fair market value of our common stock on the date of grant and vest at a rate of 20% per year over five years. Messrs. Kiani, de Raad, Fishel and Lee received a stock option grant pursuant to the policy in January 2009 and February 2010. See “—Components of our Compensation Approach—Equity Based Incentives” above.

Accrued Vacation Payout Policy

In 2008, our Compensation Committee adopted an accrued vacation payout policy. Under the policy, all employees are eligible to accrue vacation up to an amount equal to two times their annual vacation accrual rate. For example, an employee who accrues three weeks of vacation per year is eligible to accrue up to six weeks of accrued vacation under the policy. At the time the policy was adopted, if any employee had accrued vacation in an amount equal to greater than the amount of vacation the employee accrued on an annual basis, then we paid the employee cash consideration for the full amount of accrued vacation above the employee’s annual accrued vacation rate. The policy applies equally to all of our employees and is designed to help us manage our vacation accrual exposure.

2007 Severance Protection Plan

Our Board adopted the 2007 Severance Protection Plan (the “Severance Plan”) which covers four of our named executive officers. The Severance Plan became effective on July 19, 2007, and was amended effective December 31, 2008. The purpose of the Severance Plan is to treat employees who are terminated in a fair and compassionate manner by mitigating the adverse financial effects of such termination. Messrs. Coleman, de Raad, Fishel, Jansen, Lee and Sampath have elected to participate in the Severance Plan and have entered into severance agreements with us, which are referred to as the “Severance Agreements.”

Administration. The Severance Plan is administered by the Compensation Committee of our Board, unless the Board designates another committee or other persons to administer the Severance Plan. Subject to the terms and conditions of the Severance Plan, the administrator of the Severance Plan referred to as the “Plan Administrator,” has full authority necessary for the general administration and management of the Severance Plan, including full discretion to select individuals who shall be eligible to participate in the Severance Plan, to interpret, construe and apply the provisions of the Severance Plan and the Severance Agreements and to determine all questions relating to eligibility for benefits under the Severance Plan and the Severance

Agreements. Subject to certain limitations upon a change in our control, the Executive Annual Plan Administrator also has authority to amend the Severance Plan, extend the term of the Severance Plan and terminate the Severance Plan prospectively.

Severance Benefits. Pursuant to the Severance Plan and their Severance Agreements, Messrs. de Raad, Fishel and Lee may be eligible to receive either basic severance benefits or change in control severance benefits, but not both, and Messrs. Coleman, Jansen and Sampath may be eligible to receive only change in control severance benefits.

Basic Severance Benefits. In order for Messrs. de Raad, Fishel and Lee to be eligible to receive basic severance benefits under their Severance Agreements, the following conditions must be met:

•

the executive must execute a general release of claims, a non-disparagement agreement, an intellectual property nondisclosure agreement and a non-competition agreement that covers the period during which the executive is receiving severance benefits under the Severance Plan and his Severance Agreement, as well as any other documentation required by the Executive Annual Plan Administrator;

•

the executive must not have received any change in control severance benefits under the Severance Plan or his Severance Agreement, or any severance benefits equal to or better than the basic severance benefits pursuant to another arrangement between the executive and us; and

•

the executive must waive any and all rights, benefits and privileges to severance benefits that he might otherwise be entitled to receive under any other oral or written plan, employment agreement or arrangement with us.

In the event Mr. de Raad, Mr. Fishel or Mr. Lee is entitled to receive basic severance benefits under the Severance Plan and his Severance Agreement:

•

the executive will receive an amount equal to his annual salary determined at the highest rate in effect during the one-year period immediately prior to the date of his termination, which will be paid by us in monthly installments according to our normal payroll practices over the one-year period following his termination;

•	the executive and his qualifying beneficiaries will receive COBRA continuation coverage at our expense during the 12-month period following his termination; and

•	the executive will receive the right to purchase life insurance through us for the 12-month period following his termination.

However, in the event Mr. de Raad, Mr. Fishel or Mr. Lee commences new employment during the one-year period following his termination, any income or benefits he receives from his new employment will reduce (on a dollar-for-dollar basis) the basic severance benefits payable by us under the Severance Plan and his Severance Agreement from the date his new employment commences.

Change in Control Severance Benefits. In order for a Severance Plan participant to be eligible to receive change in control severance benefits under his Severance Agreement, the following conditions must be met:

•

for Messrs. de Raad, Fishel and Lee, during the period commencing upon a change in control and ending on the 36-month anniversary of the change in control, the executive must have a covered termination, which means that either (i) the executive must terminate his employment with us (or our successor) for good reason within two years following the initial existence of an event or circumstance that constitutes good reason, or (ii) we (or our successor) must terminate the executive’s employment without cause (a “Covered Termination”);

•

for Messrs. Coleman, Jansen and Sampath, either (i) the executive’s employment terminates upon a change in control because his then-current job or a similar job is not offered to the executive on the date of the change in control, or (ii) the executive has a Covered Termination on or after a change in control for any reason other than as set forth in clause (i);

•

for all executives, the executive must execute a mutual release of claims, a non-disparagement agreement, an intellectual property nondisclosure agreement and a non-competition agreement that covers the period during which the executive is receiving severance benefits under the Severance Plan and his Severance Agreement, as well as any other documentation required by the Plan Administrator;

•

for all executives, the executive must not have received any basic severance benefits under the Severance Plan or his Severance Agreement, or any severance benefits equal to or better than the change in control severance benefits pursuant to an arrangement between the executive and us; and

•

for all executives, the executive must waive any and all rights, benefits and privileges to severance benefits that he might otherwise be entitled to receive under any other oral or written plan, employment agreement or arrangement with us.

In the event Mr. de Raad, Mr. Fishel or Mr. Lee is entitled to receive change in control severance benefits under the Severance Plan and his Severance Agreement, the executive will receive the following:

•

if the executive has a Covered Termination because his job as of the date of his Severance Agreement is not offered to him on the date of the change in control, the executive will receive (i) an amount equal to his annual salary determined at the highest rate in effect during the one-year period immediately prior to the date of the Covered Termination, plus the executive’s average annual bonus over the three-year period prior to the change in control, and (ii) the right to purchase life insurance through us for the 12-month period following his termination; or if the executive has a Covered Termination for any other reason, the executive will receive (a) an amount equal to two times his annual salary determined at the highest rate in effect during the one-year period immediately prior to the date of the Covered Termination, plus the executive’s average annual bonus over the three-year period prior to the change in control, and (b) life insurance paid by us for the 12-month period following his termination; and

•	the executive and his qualifying beneficiaries will receive COBRA continuation coverage at our expense during the 12-month period following his termination.

In addition, upon any change in control, 50% of Mr. de Raad’s, 50% of Mr. Fishel’s and 50% of Mr. Lee’s unvested stock options and other equity-based awards shall be fully accelerated as of the change in control and 100% of the executive’s unvested stock options and other equity-based awards shall be fully accelerated upon the executive’s termination in the event he becomes entitled to the change in control severance benefits above as a result of a Covered Termination. Change in control severance amounts payable to Mr. de Raad, Mr. Fishel and Mr. Lee will be made in a lump sum cash payment within 30 days following the date the executive has met all of the conditions for his change in control severance, provided that in no event will the cash portion of the executive’s change in control severance be payable more than two and one-half months after the end of the calendar year in which the termination occurs.

In the event Mr. Coleman, Mr. Jansen or Mr. Sampath is entitled to receive change in control severance benefits under the Severance Plan and his Severance Agreement, 50% of the executive’s unvested stock options and other equity-based awards shall be fully accelerated as of a change in control.

The Plan Administrator has the right to reduce any change in control severance benefits payable to an executive to avoid triggering any “excess parachute payments” under Section 280G of the Code. In addition, the Plan Administrator may delay the payment or issuance of any severance or change in control severance benefits for up to six months as necessary to avoid the imposition of additional tax under Section 409A of the Code.

For purposes of the Severance Plan and the Severance Agreements:

•

“cause” generally means: (i) the refusal or failure by the executive to perform his duties with us or to comply in all respects with our policies or the policies of any affiliate of ours after notice of a deficiency and the executive’s failure to cure the deficiency within three business days following notice from us, unless the executive has delivered a bona fide notice of his termination for good reason to us, and the reason for the executive’s termination has not been cured by us within 30 days of receipt of notice; (ii) the executive’s engagement in illegal or unethical conduct that could be injurious to us or our affiliates; (iii) the executive’s commitment of one or more acts of dishonesty; (iv) the executive’s failure to follow a lawful directive from our chief executive officer; or (v) the executive’s indictment of any felony, or any misdemeanor involving dishonesty or moral turpitude.

•

“change in control” generally means: (i) a merger or consolidation of us, or a sale of all or substantially all of our assets unless more than 50% of the voting securities of the surviving or acquiring entity are held by the stockholders of ours as of immediately prior to the transaction; (ii) the approval by our stockholders of the sale of all or substantially all of our assets; or (iii) without the prior approval of our Board, the acquisition by any person or group of securities representing beneficial ownership of 50% or more of our outstanding voting securities.

•

“good reason” generally means, provided that the executive has provided us with notice of one of the following events within 15 days after it occurs and we fail to cure the event within 30 days after receiving notice from the executive: (i) any material reduction by us in the executive’s annual salary; (ii) any requirement that the executive change his principal location of work to any location that is more than 40 miles from the address of our current principal executive offices; or (iii) any material change in the executive’s responsibilities.

Voluntary Resignation. Excluding a resignation for good reason during the period commencing upon a change in control and ending on the 36-month anniversary of the change in control, in the event a Severance Plan participant wishes to voluntarily resign from his employment at any time during which the Severance Plan and his Severance Agreement are effective, he has agreed to provide us with six months advance notice of his resignation.

Agreement Termination. A Severance Plan participant’s Severance Agreement will terminate upon his termination for any reason that does not constitute a termination entitling him to basic or change in control severance benefits or if we terminate the Severance Plan in our role as the Severance Plan sponsor prior to the time he becomes entitled to any severance under the Severance Plan and his Severance Agreement.

Potential Payments upon Termination or Change in Control

The tables below estimate amounts of (i) salary and benefits payable, and (ii) the acceleration of options outstanding for each of our named executive officers, in each case assuming that a change in control, termination of employment or both occurred on December 31, 2009. The closing price of our common stock, as reported on the Nasdaq Global Market, was $30.42 on December 31, 2009. The following tables assume that:

•	Mr. Kiani’s severance benefits are derived from his employment agreement with us;

•	Mr. de Raad’s severance benefits are derived from his severance agreement with us;

•	Mr. Coleman’s severance benefits are derived from his severance agreement with us;

•	Mr. Fishel’s severance benefits are derived from his severance agreement with us; and

•	Mr. Lee’s severance benefits are derived from his severance agreement with us.

See also “—Employment Agreement and Offer Letters,” “—Employee Benefit Plans” and “—2007 Severance Protection Plan.”

Joe Kiani

	Termination
Executive Benefits, Payments and Acceleration of Vesting of Options	Upon Death	Upon Disability	by Masimo Without Cause or by Mr. Kiani for Good Reason	Change in Control
Number of Option Shares Accelerated	—	—	720,000	720,000
Value of Option Shares Accelerated(1)	—	—	$4,635,600	$4,635,600
Additional Payments Related to Option Exercise and Tax Withholding(2)	—	—	$19,447,128	$19,447,128
Cash Payments	$1,029,600	$1,029,600	$1,372,800	$1,372,800
Continuation of Benefits(3)	$49,896	$49,896	$49,896	$49,896

Total Cash Benefits and Payments	$1,079,496	$1,079,496	$25,505,424	$25,505,424

(1)

Includes only the value of the accelerated in-the-money stock options held by Mr. Kiani as of December 31, 2009. Excludes 240,000 out-of-the-money stock options held by Mr. Kiani as of December 31, 2009.

(2)

Constitutes the aggregate exercise price of all unvested stock options, whether or not in-the-money, held by Mr. Kiani as of December 31, 2009, and Mr. Kiani’s estimated aggregate tax withholding amount related to the exercise of such options.

(3)	Comprised of the cash equivalent of standard employee benefits, including health and dental insurance, for 36 months, for only Mr. Kiani.

Mark P. de Raad

	Termination
Executive Benefits, Payments and Acceleration of Vesting of Options	By Masimo Without Cause Outside a Change in Control		By Masimo Without Cause or by Mr. de Raad for Good Reason in Connection with a Change in Control		Change in Control
Number of Option Shares Accelerated	—		138,000		69,000
Value of Option Shares Accelerated(1)	—		$2,326,560		$1,163,280
Cash Payments	$306,061		$715,017		—
Continuation of Benefits(2)	$16,632	(3)	$17,592	(4)	—

Total Cash Benefits and Payments	$322,693		$3,059,169		$1,163,280

(1)

Includes only the value of the accelerated in-the-money stock options held by Mr. de Raad as of December 31, 2009. Mr. de Raad did not hold any at-the-money or out-of-the-money stock options as of December 31, 2009.

(2)	Assumes that Mr. de Raad does not commence employment with another employer during the period from January 1, 2010 through January 1, 2011.
(3)	Comprised of COBRA benefits for Mr. de Raad and his beneficiaries for 12 months.
(4)	Comprised of COBRA benefits for Mr. de Raad and his beneficiaries for 12 months and life insurance for Mr. de Raad for 12 months.

Jon Coleman

Termination
Executive Benefits, Payments and Acceleration of Vesting of Options	By Masimo Without Cause or by Mr. Coleman for Good Reason in Connection with a Change in Control
Number of Option Shares Accelerated	130,000
Value of Option Shares Accelerated(1)	$287,000

Total Acceleration of Vesting of Options	$287,000

(1)

Includes only the value of the accelerated in-the-money stock options held by Mr. Coleman as of December 31, 2009. Excludes 80,000 out-of-the-money stock options held by Mr. Coleman as of December 31, 2009.

Rick Fishel

	Termination				Change in Control
Executive Benefits, Payments and Acceleration of Vesting of Options	By Masimo Without Cause Outside a Change in Control		By Masimo Without Cause or by Mr. Fishel for Good Reason in Connection with a Change in Control
Number of Option Shares Accelerated	—		84,000		42,000
Value of Option Shares Accelerated(1)	—		$1,005,800		$502,900
Cash Payments	$307,184		$713,779		—
Continuation of Benefits(2)	$5,328	(3)	$6,288	(4)	—

Total Cash Benefits and Payments	$312,512		$1,725,867		$502,900

(1)

Includes only the value of the accelerated in-the-money stock options held by Mr. Fishel as of December 31, 2009. Excludes 24,000 out-of-the-money stock options held by Mr. Fishel as of December 31, 2009.

(2)	Assumes that Mr. Fishel does not commence employment with another employer during the period from January 1, 2010 through January 1, 2011.
(3)	Comprised of COBRA benefits for Mr. Fishel and his beneficiaries for 12 months.
(4)	Comprised of COBRA benefits for Mr. Fishel and his beneficiaries for 12 months and life insurance for Mr. Fishel for 12 months.

Yongsam Lee

	Termination				Change in Control
Executive Benefits, Payments and Acceleration of Vesting of Options	By Masimo Without Cause Outside a Change in Control		By Masimo Without Cause or by Mr. Lee for Good Reason in Connection with a Change in Control
Number of Option Shares Accelerated	—		78,000		39,000
Value of Option Shares Accelerated(1)	—		$857,280		$428,640
Cash Payments	$304,259		$707,316		—
Continuation of Benefits(2)	$16,632	(3)	$17,592	(4)	—

Total Cash Benefits and Payments	$320,891		$1,582,188		$428,640

(1)	Includes only the value of the accelerated in-the-money stock options held by Mr. Lee as of December 31, 2009. Excludes 24,000 out-of-the-money stock options held by Mr. Lee as of December 31, 2009.
(2)	Assumes that Mr. Lee does not commence employment with another employer during the period from January 1, 2010 through January 1, 2011.
(3)	Comprised of COBRA benefits for Mr. Lee and his beneficiaries for 12 months.
(4)	Comprised of COBRA benefits for Mr. Lee and his beneficiaries for 12 months and life insurance for Mr. Lee for 12 months.

Masimo Retirement Savings Plan

We maintain a retirement savings plan, referred to as the “Savings Plan,” which is intended to be a tax-qualified retirement plan. All of our employees age 18 and older are eligible to participate in the Savings Plan. Participants may elect to defer a percentage of their eligible pretax earnings each year up to the maximum contribution permitted by the Code. Each participant’s interests in his or her deferrals are 100% vested when contributed. The Savings Plan permits us to make matching contributions if we choose and we have historically provided matching contributions of up to three percent, subject to a maximum amount. Effective February 15, 2008, participants in our Savings Plan were eligible to direct some or all of their contributions, as well as our matching contributions, to the purchase of shares of our common stock through the plan. The Savings Plan is intended to qualify under Sections 401(a) and 501(a) of the Code. As such, contributions to the Savings Plan and earnings on those contributions are not taxable to participants until distributed from the Savings Plan, and all contributions are deductible by us when made.

Non-Employee Director Compensation

We have adopted a non-employee director compensation policy, which was most recently amended effective December 15, 2008. Under this policy, our Audit Committee chairperson receives an annual cash retainer of $40,000, payable on a quarterly basis in arrears. Except as otherwise provided by our Board or compensation committee, no other non-employee director is entitled to receive any cash compensation for their service on our Board or any committee thereof. However, our non-employee directors are entitled to reimbursement for their reasonable expenses incurred in connection with attending meetings of our Board and committees thereof and performing their functions and duties as directors.

Our Board has adopted the following policy with respect to granting stock options to non-employee directors. Our Audit Committee chairperson received a stock option grant for 150,000 shares of common stock, which vests at a rate of 20% per year. Upon first becoming a member of our Board of Directors, each non-employee director other than our Audit Committee chairperson receives either (a) an option to purchase 150,000 shares of our common stock that vests at a rate of 20% per year, with the first 20% vesting upon completion of the first year of service, or (b) an option to purchase 30,000 shares of our common stock that fully vests upon completion of the first year of service. Our Compensation Committee will determine which of the two awards will be made. Upon the full vesting of the previous option award to our Audit Committee chairperson and other outside directors, our Compensation Committee will provide additional annual option grants to our non-employee directors of 30,000 shares that vest fully one year from the date of grant.

Through February 28, 2010, we granted to our current non-employee directors options to purchase an aggregate of 1,435,000 shares of common stock under our 1996 Plan, 2004 Plan and 2007 Plan. In the year ended January 2, 2010, we granted to our non-employee directors options to purchase an aggregate of 80,000 shares of our common stock under our 2007 Plan. All awards made to our non-employee directors in the future will be made under our 2007 Plan or a successor plan. For a more detailed description of this plan, see “Compensation of Executive Officers—Employee Benefit Plans—2007 Stock Incentive Plan.” We did not grant any type of equity award other than stock options to our non-employee directors during the year ended January 2, 2010. Except for our Audit Committee chairperson, Mr. Cahill was the only non-employee director who received cash compensation for his Board and committee service in 2009.

The following table sets forth summary information concerning compensation paid or accrued for services rendered to us in all capacities to the members of our Board of Directors for the fiscal year ended January 2, 2010.

Name(1)(2)	Fees Earned or Paid in Cash		Option Awards(3)	All Other Compensation	Total
Steven J. Barker, M.D., Ph.D.	—		$234,894	—	$234,894
Edward L. Cahill	—		234,894	—	234,894
Robert Coleman, Ph.D.	—		234,894	—	234,894
Sanford Fitch	$40,000	(4)	—	—	40,000
Jack Lasersohn	—		234,894	—	234,894

(1)

Joe Kiani, our Chairman and Chief Executive Officer and a named executive officer, is not included in this table as he is an employee of ours and thus receives no compensation for his service as a director. Mr. Kiani’s compensation is included in the Summary Compensation Table.

(2)

As of January 2, 2010, each of our non-employee directors held the following number of options: Steven J. Barker, M.D., Ph.D.—160,000; Edward L. Cahill—114,800; Robert Coleman, Ph.D.—139,400; Sanford Fitch—150,000; and Jack Lasersohn—50,000.

(3)

These amounts represent the aggregate grant date fair value of awards for grants of options to each listed director in fiscal 2009, computed in accordance with FASB ASC Topic 718. These amounts do not represent the actual amounts paid to or realized by the directors during fiscal 2009. The value as of the grant date for stock options is recognized over the number of days of service required for the stock option to vest in full. For a detailed description of the assumptions used for purposes of determining grant date fair value, see Note 11 to the Financial Statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Estimates—Share-Based Payment,” included in our Annual Report on Form 10-K for the year ended January 2, 2010.

(4)	Consists of an annual retainer paid to our Audit Committee chairperson pursuant to our non-employee director compensation policy.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth additional information as of January 2, 2010 with respect to the shares of common stock that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements in effect as of January 2, 2010. The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options and the number of shares remaining available for future grant, excluding the shares to be issued upon exercise of outstanding options.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	8,125,871	$18.21	4,123,974	(2)
Equity compensation plans not approved by security holders(3)	—	—	—
Total	8,125,871	$18.21	4,123,974

(1)	Comprised of the 1996 Plan, 2004 Plan and 2007 Plan.
(2)

Comprised solely of shares subject to awards available for future issuance under the 2007 Plan. Pursuant to the terms of the 2007 Plan, the share reserve of the 2007 Plan will automatically increase on the first day of each fiscal year, through fiscal 2017, by three percent of the aggregate number of shares of our common stock outstanding as of the last day of the immediately preceding fiscal year.

(3)	As of January 2, 2010, we did not have any equity compensation plans that were not approved by our stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of February 28, 2010, with respect to the beneficial ownership of shares of our common stock by:

•	each person or group known to us to be the beneficial owner of more than five percent of our common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our current directors and executive officers as a group.

This table is based upon information supplied by officers, directors and principal stockholders and a review of Schedules 13D and 13G, if any, filed with the SEC. Other than as set forth below, we are not aware of any other beneficial owner of more than five percent of our common stock as of February 28, 2010. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 58,343,810 shares of common stock outstanding as of February 28, 2010, adjusted as required by rules promulgated by the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable on or before April 29, 2010, which is 60 days after February 28, 2010. These shares are deemed to be outstanding and beneficially owned by the person holding those options for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Masimo Corporation, 40 Parker, Irvine, California 92618.

	Beneficial Ownership of Common Stock
Name of Beneficial Owner	Number of Shares	Percent of Class(1)
Named Executive Officers and Directors:
Joe Kiani(2)	5,409,802	9.3%
Mark P. de Raad(3)	138,000	*
Jon Coleman(4)	20,155	*
Rick Fishel(5)	258,000	*
Yongsam Lee(6)	238,000	*
Steven J. Barker, M.D., Ph.D.(7)	124,000	*
Edward L. Cahill(8)	133,800	*
Robert Coleman, Ph.D.(9)	409,000	*
Sanford Fitch(10)	90,000	*
Jack Lasersohn(11)	34,000	*
Total Shares Held By Current Executive Officers and Directors (15 persons)(12)	7,053,031	12.1
5% Stockholders:
Joe Kiani(2)	5,409,802	9.3
BlackRock, Inc.(13)	4,699,423	8.1

*	Less than one percent.

(1)

For each person and group included in this table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of 58,343,810 shares of common stock outstanding as of February 28, 2010, plus the number of shares of common stock that such person or group had the right to acquire within 60 days after February 28, 2010.

(2)

Comprised of 3,533,040 shares held directly, 1,680,000 shares held in two trusts for which Mr. Kiani is the sole trustee, 9,000 shares held by an immediate family member of Mr. Kiani, 7,762 shares held for Mr. Kiani’s account under our Retirement Savings Plan and options to purchase 180,000 shares of common stock that are exercisable within 60 days of February 28, 2010.

(3)	Comprised of options to purchase 138,000 shares of common stock that are exercisable within 60 days of February 28, 2010.
(4)	Comprised of 155 shares held for Mr. Coleman’s account under our Retirement Savings Plan and options to purchase 20,000 shares of common stock that are exercisable within 60 days of February 28, 2010.
(5)	Comprised of 30,000 shares of common stock held directly and options to purchase 228,000 shares of common stock that are exercisable within 60 days of February 28, 2010.
(6)	Comprised of 46,000 shares of common stock held directly and options to purchase 192,000 shares of common stock that are exercisable within 60 days of February 28, 2010.
(7)	Comprised of 20,000 shares of common stock held directly and options to purchase 104,000 shares of common stock that are exercisable within 60 days of February 28, 2010.
(8)	Comprised of 35,000 shares of common stock held directly and options to purchase 98,800 shares of common stock that are exercisable within 60 days of February 28, 2010.
(9)	Comprised of 285,600 shares of common stock held directly and options to purchase 123,400 shares of common stock that are exercisable within 60 days of February 28, 2010.
(10)	Comprised of options to purchase 90,000 shares of common stock that are exercisable within 60 days of February 28, 2010.
(11)	Comprised of options to purchase 34,000 shares of common stock that are exercisable within 60 days February 28, 2010.
(12)

Comprised of shares included under “Named Executive Officers and Directors,” 10,774 shares held by one of our other executive officers and options to purchase an aggregate of 187,500 shares of common stock held by four of our other executive officers that are exercisable within 60 days of February 28, 2010.

(13)

BlackRock, Inc. (“BlackRock”) filed a Schedule 13G on January 29, 2010, reporting that it had sole voting and dispositive power with respect to an aggregate of 4,699,423 shares in its capacity as a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) under the Exchange Act. BlackRock’s address is 40 East 52nd Street New York, New York 10022.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of our Board of Directors has selected Grant Thornton LLP (“Grant Thornton”) as our independent auditors for the fiscal year ending January 1, 2011, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting.

Grant Thornton was appointed as our independent auditors in July 2006 and has reported on our consolidated financial statements as of and for the years ended December 31, 2005, December 31, 2006, December 29, 2007, January 3, 2009 and January 2, 2010. The decision to select Grant Thornton as our independent auditors for the fiscal year ending January 1, 2011 was recommended by our Audit Committee and approved by our Board of Directors.

Representatives of Grant Thornton are expected to be present at the Annual Meeting. The representatives of Grant Thornton will be able to make a statement at the meeting if they wish and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of Grant Thornton as our independent auditors. However, the Audit Committee is submitting the selection of Grant Thornton to the stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of Masimo and our stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) will be required to ratify the selection of Grant Thornton as our independent auditors for the fiscal year ending January 1, 2011.

Principal Accountant Fees and Services

The following table represents aggregate fees billed to Masimo for the fiscal years ended January 2, 2010 and January 3, 2009 by Grant Thornton, our principal auditors for such periods. All fees described below were approved by the Audit Committee.

	Fiscal Year Ended
	January 2, 2010	January 3, 2009
Audit Fees(1)	$1,421,077	$1,663,033
Audit-Related Fees(2)	10,362	106,283
Tax Fees(3)	199,468	582,720
All Other Fees	—	—

Total Fees	$1,630,907	$2,352,036

(1)

Audit fees consist of fees billed for services rendered for the audit of our consolidated annual financial statements, including performance of the attestation procedures required by Section 404 of the Sarbanes-Oxley Act of 2002, review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Grant Thornton in connection with statutory and regulatory filings or engagements. Audit fees also consist of fees for services associated with SEC registration statements, including our registration statements on Form S-8 in connection with our stock incentive plan and retirement savings plan, and other documents filed with the SEC.

(2)

Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our interim consolidated financial statements and not reported under the caption “Audit Fees.” For the fiscal year ended January 3, 2009, these services include review of our interpretation and application of certain accounting pronouncements and, for the fiscal year ended January 2, 2010, these services included consultation services related to the impact of future accounting pronouncements on our consolidated financial statements.

(3)	Tax fees consist of fees for preparation of our federal and state income tax returns, general consultation and international tax research.

Audit Committee’s Pre-Approval Polices and Procedures

The Audit Committee has adopted a policy for the pre-approval of audit and non-audit services rendered by our independent auditors, Grant Thornton. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditors or on an individual explicit case-by-case basis before the independent auditors are engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting. By the adoption of this policy, the Audit Committee has delegated the authority to pre-approve services to the Chairperson of the Audit Committee, subject to certain limitations.

The Audit Committee has determined that the rendering of the services other than audit services by Grant Thornton is compatible with maintaining the principal accountant’s independence.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS OUR

INDEPENDENT AUDITORS FOR OUR FISCAL YEAR ENDING JANUARY 1, 2011

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes of ownership of common stock and our other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended January 2, 2010, our officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements applicable to them.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Related Person Transactions Policy and Procedures

In March 2008, we adopted a written Related Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of transactions with related persons. For purposes of our policy only, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (including any of our subsidiaries) and any “related person” were, are or will be participants involving an amount that exceeds $120,000. For purposes of the policy, a related person is:

•

any person who is or was a director or executive of ours since the beginning of our immediately preceding fiscal year or an immediate family member of, or person sharing a household with, any of the foregoing individuals;

•

any person known by us to be the beneficial owner of more than five percent of the outstanding voting securities or, if the beneficial owner is an individual, an immediate family member of, or person sharing a household with, any of the foregoing individuals; and

•

any firm, corporation or other entity in which any of the foregoing individuals is employed or is a general partner or principal or in a similar position, or in which any of the foregoing individuals has a five percent or greater beneficial interest.

Under the policy, prior to entering into a related person transaction, our legal department must present information regarding the proposed related person transaction to our Nominating and Corporate Governance Committee for approval at its next regularly scheduled meeting (or, where our legal department, in consultation with our Chief Executive Officer or Chief Financial Officer, determines that it is not practicable to or desirable to wait until the next meeting of the Nominating and Corporate Governance Committee, to the Chairperson of our Nominating and Corporate Governance Committee, who is authorized under the policy to act on behalf of the Nominating and Corporate Governance Committee with respect to matters covered by the policy between meetings of the Nominating and Corporate Governance Committee). The presentation must include:

•	a description of the related person’s relationship to us and interest in the related person transaction;

•	the material terms of the proposed related person transaction;

•	the perceived benefits to us of the proposed related person transaction;

•	if applicable, the availability to us of other sources for comparable products or services subject to the proposed related person transaction; and

•

an assessment of whether the proposed related person transaction is on terms that are comparable to the terms available to or from, as applicable, a third party that is not a related person or to our employees generally.

To identify proposed related person transactions in advance, our legal department relies on information supplied by our directors, executive officers or our business unit or function/department leader responsible for the proposed related person transaction. In considering related person transactions, the Nominating and Corporate Governance Committee takes into account all relevant facts and circumstances related to the proposed transaction including, but not limited to the information discussed above and, in the event the related person is a director or an immediate family member or affiliate of a director, the impact of the proposed related person transaction on the director’s independence. In the event a member of the Nominating and Corporate Governance Committee, or any immediate family member or affiliate of a member of the Nominating and Corporate Governance Committee is the related person, the Nominating and Corporate Governance Committee person is prohibiting from participating in any review, consideration or approval of the related person transaction. The policy requires that the Nominating and Corporate Governance Committee shall only approve a related person transaction if it determines in good faith that the transaction is in, or is not inconsistent with, our best interests and the best interests of our stockholders.

Under the policy, the following related person transactions are deemed to be pre-approved by the Nominating and Corporate Governance Committee regardless of the amount involved:

•	employment and compensation of our executive officers, subject to certain exceptions;

•	compensation of our directors, subject to certain exceptions;

•

certain transactions between us and an unrelated third party entity in which the related person’s only relationship with the third party is as an employee (other than an executive officer), director or beneficial owner of less than 10% of the other entity’s shares, subject to certain limitations;

•	certain charitable contributions; and

•	transactions in which all of our security holders receive the same benefit on a pro rata basis.

The policy also permits our Nominating and Corporate Governance Committee to ratify, amend, rescind or terminate any related person transaction that is not pre-approved in accordance with the terms above.

Transactions with Related Persons

The following is a description of transactions or series of transactions since January 4, 2009, or any currently proposed transaction, to which we were or are to be a participant in which the amount involved in the transaction or series of transactions exceeds $120,000, and in which any of our directors, executive officers or persons who we know held more than five percent of any class of our capital stock, including their immediate family members, had or will have a direct or indirect material interest, other than compensation arrangements that are described under “—Employment Agreement and Offer Letters” above.

Severance Plan

On February 18, 2009, we entered into a severance agreement pursuant to the Severance Plan with each of Mr. Coleman and Mr. Jansen. In addition, on May 13, 2009, we entered into a severance agreement pursuant to the Severance Plan with Mr. Sampath. See the section entitled “Compensation of Executive Officers—2007 Severance Protection Plan” above.

Stock Option Grants

We have granted stock options to our directors and executive officers. For a description of these options, see the sections entitled “Compensation of Executive Officers—Grants of Plan-Based Awards During Fiscal Year 2009,” “Compensation of Executive Officers—Outstanding Equity Awards at January 2, 2010” and “Compensation of Executive Officers—Non-Employee Director Compensation” above.

Masimo Laboratories, Inc.

Masimo Laboratories, Inc. (“Masimo Labs”) is an independent entity spun off from us to our stockholders in 1998. Joe Kiani and Jack Lasersohn, members of our Board, are also members of the board of directors of Masimo Labs. Joe Kiani, our Chairman and Chief Executive Officer, is also the Chairman and Chief Executive Officer of Masimo Labs. We are a party to a cross-licensing agreement with Masimo Labs, which was amended and restated effective January 1, 2007 (the “Cross-Licensing Agreement”), that governs each party’s rights to certain of the intellectual property held by the two companies. Pursuant to the Cross-Licensing Agreement, from January 4, 2009 through February 28, 2010, we paid Masimo Labs an aggregate of $2.5 million in research and development and other service fees and $4.8 million in royalty payments. In addition, to accelerate the product development of Masimo’s total hemoglobin spot check measurement device, in February 2009, Masimo agreed to fund additional Masimo Labs’ engineering expenses. Specifically, these expenses included third party engineering materials and supplies expense as well as 50% of total Masimo Labs’ engineering and engineering related payroll expenses from April 2009 until completion of the product development efforts. These expenses totaled $3.4 million from January 4, 2009 through February 28, 2010.

Prior to our initial public offering in August 2007, our stockholders owned approximately 99.9% of the outstanding capital stock of Masimo Labs, and we believe that as of February 28, 2010, a number of stockholders of Masimo Labs continued to own shares of our common stock.

Indemnification Agreements with Directors and Executive Officers

We have entered into indemnity agreements with our directors and executive officers under which we agreed to indemnify those individuals under the circumstances and to the extent provided for in the agreements, for expenses, damages, judgments, fines, settlements and any other amounts they may be required to pay in actions, suits or proceedings which they are or may be made a party or threatened to be made a party by reason of their position as a director, officer or other agent of ours, and otherwise to the fullest extent permitted under Delaware law and our bylaws. We also have an insurance policy covering our directors and executive officers with respect to certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, or otherwise. We believe that these provisions and insurance coverage are necessary to attract and retain qualified directors, officers and other key employees.

Registration Rights

Pursuant to our Fifth Amended and Restated Registration Rights Agreement dated September 14, 1999, certain stockholders affiliated with two of our directors, Messrs. Cahill and Lasersohn, have the right in specified circumstances to require us to register their shares under the Securities Act of 1933, as amended, for resale to the public. Generally, we are required to bear all registration and selling expenses incurred in connection with any registration required by these stockholders, other than underwriting discounts and commissions. We are also required to bear the reasonable fees and expenses of one counsel for the selling stockholders in each registration.

HOUSEHOLDING

A copy of our Annual Report on Form 10-K for the fiscal year ended January 2, 2010, which is our 2010 annual report, is being mailed to you along with this Proxy Statement. We are sending only one annual report and proxy statement to “street name” stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if you are residing at such an address and wish to receive a separate annual report or proxy statement in the future, you may request them by calling our Corporate Secretary at (949) 297-7000, or by submitting a request in writing to our Corporate Secretary, c/o Masimo Corporation, 40 Parker, Irvine, California 92618, and we will promptly deliver a separate annual report and proxy statement to you. If you are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting the Corporate Secretary in the same manner described above.

ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended January 2, 2010 filed with the SEC is available without charge upon written request to Corporate Secretary, c/o Masimo Corporation, 40 Parker, Irvine, California 92618.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 2, 2010:

The Proxy Statement, the Masimo Corporation Annual Report on Form 10-K for the fiscal year ended January 2, 2010 and the Proxy Card are available at www.proxyvote.com.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Joe Kiani Chairman & Chief Executive Officer

April 22, 2010

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy or submit your proxy through the Internet or by telephone as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience if you wish to submit your proxy by mail. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

Directions to the Annual Meeting of Stockholders of Masimo Corporation

Masimo Corporation

40 Parker

Irvine, California 92618

(949) 297-7000

From the North (Los Angeles/Long Beach/John Wayne Airport)

Take 405 Fwy South. Exit Bake Parkway

Turn Left on BAKE PKWY go 2.84 miles

Turn Left on IRVINE BLVD/TRABUCO RD—go 0.20 miles

Turn Right on PARKER—go 0.10 miles

Arrive at 40 PARKER, IRVINE, on the Left

From the South (San Diego and points South of Irvine)

Take 5 Fwy North. Exit Bake Parkway

Turn Right on BAKE PKWY go 2.84 miles

Turn Left on IRVINE BLVD/TRABUCO RD —go 0.20 miles

Turn Right on PARKER—go 0.10 miles

Arrive at 40 PARKER, IRVINE, on the Left

From the East (Riverside County)

Take the 91 Fwy West or the 55 Fwy South

Take 5 Fwy South. Exit Bake Parkway

Turn Left on BAKE PKWY go 2.84 miles

Turn Left on IRVINE BLVD/TRABUCO RD—go 0.20 miles

Turn Right on PARKER—go 0.10 miles

Arrive at 40 PARKER, IRVINE, on the Left

Masimo®

000004

MR A SAMPLE

DESIGNATION (IF ANY)

ADD 1

ADD 2

ADD 3

ADD 4

ADD 5

ADD 6

C123456789

000000000.000000 ext

000000000.000000 ext

000000000.000000 ext

000000000.000000 ext

000000000.000000 ext

000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 2, 2010.

Vote by Internet

• Log on to the Internet and go to www.investorvote.com/MASI

• Follow the steps outlined on the secured website.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card 1234 5678 9012 345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR IN PROPOSAL NO. 1 AND FOR THE APPROVAL OF PROPOSAL NO. 2.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Class I Directors:

01 - Joe Kiani 02 - Jack Lasersohn 01 02

Mark here to vote FOR all nominees

Mark here to WITHHOLD vote from all nominees

For All EXCEPT - To withhold a vote for one of the nominees, mark the box to the left and the corresponding numbered box to the right.

2. TO RATIFY THE SELECTION OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR FISCAL YEAR 2010. For Against Abstain

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

B Non-Voting Items

Change of Address — Please print new address below. Comments — Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name or names appear hereon. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please give full title as such. If shares are held jointly, each holder must sign. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

C 1234567890 J N T

1 U P X 0 2 5 2 1 7 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE

140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

016FVB

You can view the Annual Report and Proxy Statement on the Internet at www.masimo.com

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Masimo®

Proxy — MASIMO CORPORATION

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 2, 2010

MASIMO CORPORATION

40 PARKER, IRVINE, CALIFORNIA 92618

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Joe Kiani and Mark P. de Raad, and each of them, with full power of substitution as proxies and agents, in the name of the undersigned, to attend the Annual Meeting of Stockholders of Masimo Corporation, a Delaware corporation (“Masimo”), to be held at Masimo’s principal executive offices at 40 Parker, Irvine, California 92618, on Wednesday, June 2, 2010, at 10:00 a.m. local time, or any adjournment or postponement thereof, and to vote the number of shares of Masimo’s capital stock that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, as follows:

(Continued on reverse side)